Exhibit (c)(8)

STRICTLY CONFIDENTIAL DRAFT PROJECT DELPHES VALUATION REPORT 23 March 2016 Project Delphes CORPORATE & INSTITUTIONAL BANKING STRICTLY CONFIDENTIAL

Executive summary

DRAFT

Valuation assumptions and preliminary results

1 **Information and key assumptions retained for valuation**

- BNP Paribas has relied on the information provided by the management and, in particular, the **business plan for the period 2016-2018 of Nova and Cdiscount presented to the Board**
- This valuation is **based on 2015 preliminary accounts** (unaudited), which are being adjusted for Brazil fraud findings by legal and audit consultants (such adjustments – as of 21 March 2016 – are taken into account in this valuation exercise)
  - **Potential additional adjustments in relation to Brazil fraud findings could impact 2015 final accounts** (audited) compared to preliminary ones **but do not appear significant as of today** (and will be one of the merger agreement negotiation topic)
  - Moreover **potential adjustments on historical financial statements before 2015 do not impact valuation exercise** as free cash flow starts in 2016
- **Our assessment** is based on the data for the period ending 31 December 2015 and **takes into account Current Trading situation** post this date (business plan assumption confirmed by the management on Current trading basis)
- **€5m impact of the Class Action lawsuit filed in January 2016 against Cnova has been taken into consideration at this stage** based on available information and our better estimates. Further risk assessment from the management / legal counsel will be required later on
- Valuation date of each business is 31 December 2015, with EUR/BRL exchange rate, where applicable, as of 18 March 2016 (1-month average)
- Current holding costs at Cnova level are assumed to remain in place post separation with Nova and take on significant reduction: from c.€15.4m in 2016, including exceptional items, to €6.9m from 2017 onwards. Stand-alone business plan for Nova does not assume any holding costs or management fees

2 **Preliminary Valuation results** (based on DCF valuation)

- The central equity value derived for **Nova** stands at **€345m**, before any holding costs or synergies (Enterprise value stands at €359m considering intra-group debt to Cnova is fully capitalized)
- The central equity value derived for **Cdiscount**, including International operations, stands at **€980m,** before any holding costs
- Implied value of **Cnova**, taking into account holding costs, amounts for **€1,252m** (i.e €2.84/share and US$3.14/share @ EUR USD FX of 0.91 – 1-month average as of 18/03/2016)
- Total value of potential synergies expected from combination of Nova with Via Varejo is estimated at **€117m**

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DRAFT 345 1,252 980 (68) Nova Cdiscount Holding costs Cnova Executive summary 3 Based on DCF valuation Project Delphes - 23 March 2016 MIN MID-POINT MAX Value of the 22% held by VV in CNOVA to Newco (260) (275) (291) Nova transferred before synergies 328 345 362 Estimated cash compensation before synergies sharing 67 69 71 Synergies (subject to negotiatio n with VV) - 29 58 Estimated cash compensation after synergies sharing (2) 67 99 130 Estimated Equity Value (€m; middle point, excluding synergies) Detailed estimated Equity Value (€m) Estimated cash compensation (€m) 22% VV stake in Cnova Max €58m synergies for Nova Nova €58m 50% NewCo €58m 50% Note: (1) Includes €5m costs related to Class action filed in the US in Cnova EvEq bridge; (2) before any capital gain tax or other applicable tax 275 NewCo (mid-point) Synergies (for NOVA) (%) (€m) MIN (Mid-point -5%) 328 931 (72) 1,182 260 0% - MID-POINT 345 980 (68) 1,252 275 117 25% 29 MAX (Mid-point +5%) 362 1,029 (65) 1,322 291 50% 58 (€m ) NOVA Synergies (total) CNOVA NEWCO Holding (1) costs CDISCOUNT (incl. Intl')

DRAFT Project Delphes - 23 March 2016 Transaction structure: Merger of Nova into a Newco held by VV, cash tender offer by CGP on CN and swap of CN shares in Newco for VV shares in CN + cash payment from VV to CN (1/2) 4 Exito GPA Klein Free float VV Cnova Cdiscount Nova Free float 18.8% 43.3% Free float 58.7% 26.2% 22.0% 43.3% 27.3% 29.3% 8.5% 99.8% 100.0% CGP 54.8% 22.5% 62.6% 17.9% 19.5% 50.0% 50.0% 0.1% Step 1: VV to transfer its 22% stake in Cnova to a Newco Step 2: Merger of Nova into Newco Exito GPA Klein Free float VV Cnova Cdiscount Free float 18.8% 43.3% Free float 58.7% 26.2% [ ]% [ ]% [ ]% 8.5% 99.8% CGP 54.8% 50.0% 22.5% 50.0% 0.1% [ ]% Casino listed subsidiary Casino private subsidiary X% X% Economic interest Voting rights NEWCO NEWCO / NOVA [Cash] [Before merger: Cnova to capitalize its loan to Nova]

DRAFT Project Delphes - 23 March 2016 Transaction structure: Merger of Nova into a Newco held by VV, cash tender offer by CGP on CN and swap of CN shares in Newco for VV shares in CN + cash payment from VV to CN (2/2) 5 Casino listed subsidiary Casino private subsidiary X% X% Economic interest Voting rights Step 3: Swap of CN shares held by Newco for Newco shares held by CN [+ additional cash payment by Newco to CN to purchase the remaining CN stake in Newco] Exito GPA Klein Free float VV Cnova Cdiscount Free float 18.8% 43.3% Free float 58.7% 26.2% [ ]% [ ]% [ ]% 8.5% 99.8% CGP 54.8% 50.0% 22.5% 50.0% 0.1% [ ]% NEWCO / NOVA [Cash payment] Step 4: Cash tender offer by CGP on CN shares Exito GPA Klein Free float VV Cnova Cdiscount 18.8% Free float 58.7% 26.2% 22.0% [ ]% [ ]% [ ]% 99.8% CGP 54.8% 50.0% 22.5% 50.0% 0.1% [ ]% NEWCO / NOVA Free float [ ]% [ ]%

Transaction process update DRAFT 6 The transaction agreement would have to include adjustment mechanisms in relation with uncertainties that Cnova is currently facing As stated in the previous slides, current valuation estimates may be impacted by Potential additional adjustments in relation to Brazil fraud findings that could impact 2015 final accounts (audited) compared to preliminary ones, nevertheless adjustments on historical financial statements before 2015 do not impact valuation exercise as free cash flow starts in 2016 Class Action lawsuit filed in January 2016 against Cnova regarding which exposure won’t be determined until there’s either a settlement (i.e., Cnova and the plaintiffs agree on an amount of damages) or a litigated outcome (a court reaches a conclusion on damages) A memorandum of understanding (MoU) with Via Varejo as regard the current contemplated transaction would probably have to deal with An adjustment of Nova valuation if the final impact on Cnova 2015 operating EBIT of Cnova is above BRL177.0m (€47.8m) which is the current management estimate Such an adjustment would negatively impact the terms of the transaction for Cnova but would contribute to secure the transaction by limiting Via Varejo ability to terminate MoU in case of closing delays (i.e. audited 2015 accounts needed to implement the merger) Discussion concerning Class Action consequences as part of Responsibilities and Warranties That are directly related to Nova activities but as we understand that legally are impacting Cnova Full protection mechanism assumed by Via Varejo/Nova could be considered as a starting point in terms of negotiations Locked box mechanism agreement in order to favour implementation benefits to both parties (loss limitation on one side and synergies quick implementation on the other side) Project Delphes - 23 March 2016 1 2 3

DRAFT Project Delphes - 23 March 2016 7 Nova valuation Cdiscount valuation Cnova valuation Via Varejo / Nova expected synergies Buyout premia analysis Appendix 1 2 3 4 5 7 17 28 40 43 47

Nova: Multi-criteria valuation approach

DRAFT

Valuation methodologies considered for Nova

Methodology	Main considerations	Assessment
1 Share price performance	■ Non-listed company, not applicable	⊗ *Not applicable*
2 Brokers	■ Non-listed company, not applicable	⊗ *Not applicable*
3 Discounted Cash Flow ("DCF")	■ Intrinsic methodology based on cash flow generation as expected by Nova management in the 2016-2018 business plan provided, assuming a **progressive recovery of top line growth and margins** ■ BNP Paribas extrapolated the 2016-2018 management business plan to 2024 to reach normative level in 2025, assuming a **continuing recovery of top line growth and margins** ■ **Factoring and financing of consumer credits included in Cash Flows at EBITDA level** ■ Nova WACC in BRL estimated at 17.3%, based on current market data and incorporating a country risk premium for Brazil	✓✓✓ ***Main valuation methodology*** *(catch long term recovery)*

4 Trading multiples of comparable companies	■ Peer group comprises **Amazon and electronics e-commerce players active in emerging markets: JD.com, VIPShop, B2W Companhia and Dangdang**
	  ■ **B2W Companhia considered as the most comparable peer** (active in Brazil and direct competitor to Nova)
	  ■ **Pure market place players not retained** as this activity is today small in terms of contribution in 2017 at Nova
	■ 2 methodologies used due to difference between peers in terms of size, geographical focus, etc.
	  ■ **Regression analysis** based on peers' 2017e Gross Margin and 2017e EV/Sales multiples Gross Margin represents the best financial indicator as some peers have low / negative profitability at EBITDA level
	  ■ Use of **2017e B2W EV/Sales multiples with a discount** as B2W benefits from higher Gross Margin than Nova: alternative methodology to cross check regression
	  ■ Peers' Working Capital adjusted for seasonality (to be fully comparable to Nova's adjustments)
		✓ *Valuation multiples used as reference value*

5 Transaction multiples	■ Limited number of relevant electronics e-commerce transactions with publicly available information ■ Recent Brazilian macroeconomic and political headwinds not factored in past transaction multiples ■ LTM multiple applied to Nova 2015 sales	*For information purposes only*

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DRAFT Project Delphes - 23 March 2016 Nova: Multi-criteria valuation summary Trading multiple valuation based on two approaches: - Regression analysis - B2W multiples with a discount to take into consideration Nova’s lower profitability 9 Valuation on a stand-alone basis (before synergies and holding costs) Nova Implied Equity value Note: Exchange rate used for 2015: EUR1.00 = BRL 3.7 (2015 average) and from 2016 onwards: EUR 1.00= BRL4.2 (1m average as of 18/03/2016) Relevancy Spot as of 18/03/16 1m avg 3m avg 6m avg 12m avg Since IPO @ IPO WACC +/ - 0.25% g +/ - 0.5% Based on 2017e EV/Sales Min/Max Based on LTM EV/Sales +/- 2.5% EQUITY VALUE (€m) - 500 1,000 1,500 2,000 2,500 3,000 3,500 - 2,000 4,000 6,000 8,000 10,000 12,000 14,000 Bridge Ev-Eq Case 1 (as of 31/12/15) 14 14 14 14 14 14 14 14 59 59 59 59 59 59 59 59 ENTREPRISE VALUE (€m) 14 514 1,014 1,514 2,014 2,514 3,014 3,514 59 2,059 4,059 6,059 8,059 10,059 12,059 14,059 2016e EV/Sales 1,472 0.01x 0.35x 0.69x 1.03x 1.37x 1.71x 2.05x 2.39x 0.01x 0.33x 0.65x 0.97x 1.29x 1.62x 1.94x 2.26x 2017e EV/Sales 1,624 0.01x 0.32x 0.62x 0.93x 1.24x 1.55x 1.86x 2.16x 0.01x 0.30x 0.59x 0.88x 1.17x 1.46x 1.76x 2.05x TRADING MULTIPLES DCF TRANSACTION MULTIPLES BROKERS TARGET PRICE SHARE PRICE Methodology Equity Value (€m) Equity Value (BRLm) 312 305 1,320 382 387 1,388 345 1,319 1,289 4,714 1,618 1,638 4,956 1,459 xxx x

Nova: EV – Equity adjustments

DRAFT

As of 31/12/2015, subject to potential impact of Class Action lawsuit filed in Jan 2016

EV – Equity adjustment

Category	Case 1: Normative WC with instalments Value retained (€m)	Case 1: Normative WC with instalments Value retained (BRLm)	Case 2: Normative WC without instalments Value retained (€m)	Case 2: Normative WC without instalments Value retained (BRLm)	Comments
Long term financial debt	8.3	35.0	8.3	35.0	Incl. loans and borrowings, lease financing and accrued interests
Short term financial debt	2.7	11.3	2.7	11.3	Incl. loans and borrowings, lease financing and accrued interests
Cash & Cash equivalents	(254.4)	(1,076.1)	(254.4)	(1,076.1)	Incl. marketable securities
Net debt / (Net Cash)	**(243.4)**	**(1,029.8)**	**(243.4)**	**(1,029.8)**	
Securitization	-	-	-	-	
NWC seasonality cash adjustment	247.8	1,048.3	142.2	601.5	WC Normalisation from December levels to LTM average(1)
Debt increase if no factoring	-	-	423.7	1,792.3	Required to adjust Cash position for proceeds from Factoring
Financial Assets (incl. Associates)	-	-	-	-	
Deferred tax assets	(5.7)	(24.0)	(7.6)	(32.3)	NPV of use of €10.7m of deferred tax assets at Nova
Employee benefits	-	-	-	-	
Debt-like provisions	15.3	64.6	15.3	64.6	Provision for the Brazilian fraud and diverse lawsuits
Cash from dilutive financial instruments	-	-	-	-	
Minority interests	-	-	-	-	
Total Enterprise Value Adjustments	**14.0**	**59.1**	**330.1**	**1,396.2**	
	[DCF]		*[Multiples]*		

Note:
- Case 1 used for DCF valuation since Instalment costs are taken into account in the Cash Flows
- Case 2 is used for valuation by Trading multiples, since it adjusts Nova's NWC and Net Financial Debt for Factoring impact, which is not taken into consideration in the applied aggregates

Note: Exchange rate used EUR 1.00= BRL4.2 (1m average as of 18/03/2016); (1) Includes estimated Brazilian fraud impact at WC level; See detailed Working Capital normalization in appendix

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Project Delphes - 23 March 2016 | 10

Nova: Business Plan overview DRAFT Project Delphes - 23 March 2016 11 DS GM to decrease by 2025 due to competition, partially offset by Other activities Increasing SG&A due to growing contribution of MP into GMV MP contribution into GMV to reach Cdiscount level 3 years later with a maximum of 50% (excl. B2B and Wholesale) ~+150bps above LT Brazilian inflation (+4.5%) as ecommerce will benefit from high penetration rate D&A = Capex Stable WC at (5.2%) of Net Sales post Management BP Improving Gross Margin due to increasing MP contribution in GMV MANAGEMENT FORECASTS EXTRAPOLATION NORM. (FYE 31/12) Dec-15 Dec-16 Dec-17 Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 Dec-23 Dec-24 Dec-25 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 GMV excl taxes (BRLm) 7,748 8,649 10,174 12,295 15,123 18,980 23,079 27,164 30,913 33,973 36,012 Growth % (%) +11.6% +17.6% +20.9% +23.0% +25.5% +21.6% +17.7% +13.8% +9.9% +6.0% o/w % of Direct Sales in GMV (%) 63.3% 57.6% 53.4% 47.0% 43.3% 39.3% 39.3% 39.3% 39.3% 39.3% o/w % of Marketplace in GMV (%) 17.4% 23.6% 28.4% 34.8% 38.5% 42.5% 42.5% 42.5% 42.5% 42.5% o/w % of Other activity in GMV (%) 19.2% 18.7% 18.2% 18.2% 18.2% 18.2% 18.2% 18.2% 18.2% 18.2% Net sales HT (BRLm) 6,126 6,228 6,870 7,886 9,029 10,851 12,566 14,818 16,896 18,605 19,721 Growth % (%) +1.7% +10.3% +14.8% +14.5% +20.2% +15.8% +17.9% +14.0% +10.1% +6.0% o/w Direct Sales (BRLm) 4,882 4,637 4,962 5,557 6,023 6,962 7,684 9,043 10,291 11,310 11,989 Growth % (%) (5.0%) +7.0% +12.0% +8.4% +15.6% +10.4% +17.7% +13.8% +9.9% +6.0% o/w MP Commissions (BRLm) 82 203 325 471 723 1,023 1,398 1,674 1,938 2,166 2,296 Growth % (%) +146.3% +60.0% +45.0% +53.7% +41.4% +36.7% +19.8% +15.8% +11.8% +6.0% Commissio n rate (%) 10.9% 13.5% 13.5% 13.5% 13.8% 14.0% 14.3% 14.5% 14.8% 15.0% 15.0% o/w Other (BRLm) 1,273 1,388 1,582 1,856 2,283 2,865 3,484 4,101 4,667 5,129 5,436 Growth % (%) +9.0% +14.0% +17.3% +23.0% +25.5% +21.6% +17.7% +13.8% +9.9% +6.0% Gross profit (BRLm) 511 891 1,128 1,443 1,816 2,313 2,868 3,375 3,839 4,218 4,471 Gross Margin (% of Net Sales) (%) 8.3% 14.3% 16.4% 18.3% 20.1% 21.3% 22.8% 22.8% 22.7% 22.7% 22.7% GM excl. MP (% of Net Sales) (%) 7.1% 11.4% 12.3% 13.1% 13.2% 13.1% 13.2% 12.9% 12.7% 12.5% 12.5% Total SG&A (BRLm) (886) (830) (917) (1,066) (1,254) (1,532) (1,843) (2,170) (2,470) (2,715) (2,878) % of GMV (%) (11.4%) (9.6%) (9.0%) (8.7%) (8.3%) (8.1%) (8.0%) (8.0%) (8.0%) (8.0%) (8.0%) % of Net Sales (%) (14.5%) (13.3%) (13.3%) (13.5%) (13.9%) (14.1%) (14.7%) (14.6%) (14.6%) (14.6%) (14.6%) EBITDA (bef. Instalment costs) (BRLm) (377) 61 211 377 562 781 1,025 1,205 1,369 1,503 1,593 % of Net Sales (%) (6.2%) 1.0% 3.1% 4.8% 6.2% 7.2% 8.2% 8.1% 8.1% 8.1% 8.1% Instalment costs (BRLm) (242) (315) (340) (397) (246) (295) (340) (379) (408) (422) (447) % of Net Sales (%) (4.0%) (5.1%) (4.9%) (5.0%) (2.7%) (2.7%) (2.7%) (2.6%) (2.4%) (2.3%) (2.3%) EBITDA (BRLm) (619) (254) (129) (20) 316 486 685 825 961 1,081 1,146 % of Net Sales (%) (10.1%) (4.1%) (1.9%) (0.2%) 3.5% 4.5% 5.4% 5.6% 5.7% 5.8% 5.8% D&A (BRLm) (57) (55) (56) (61) (88) (127) (174) (229) (287) (344) (396) % of GMV (%) (0.7%) (0.6%) (0.5%) (0.5%) (0.6%) (0.7%) (0.8%) (0.8%) (0.9%) (1.0%) (1.1%) % of Net Sales (%) (0.9%) (0.9%) (0.8%) (0.8%) (1.0%) (1.2%) (1.4%) (1.5%) (1.7%) (1.9%) (2.0%) CAPEX (BRLm) (106) (89) (112) (135) (166) (209) (254) (299) (340) (374) (396) % of GMV (%) (1.4%) (1.0%) (1.1%) (1.1%) (1.1%) (1.1%) (1.1%) (1.1%) (1.1%) (1.1%) (1.1%) % of Net Sales (%) (1.7%) (1.4%) (1.6%) (1.7%) (1.8%) (1.9%) (2.0%) (2.0%) (2.0%) (2.0%) (2.0%) Change in Working Capital (BRLm) 506 41 (6) (44) 60 95 90 118 108 89 58 Working Capital (BRLm) (535) (476) (456) (412) (471) (566) (656) (774) (882) (971) (1,029) % of Net Sales (%) (8.7%) (7.6%) (6.6%) (5.2%) (5.2%) (5.2%) (5.2%) (5.2%) (5.2%) (5.2%) (5.2%) Inventory (COGS excl ship.) (days) 55 47 45 44 Receivables (GM V) (days) 18 19 18 17 Payables (COGS excl ship.) (days) 134 129 124 119 Change in WC - Other (BRLm) 5 100 14 - - - - - - - - 2015 WC normalized based on monthly average # of days; decrease in # of days forecasted in the BP is applied to 2015 monthly average # of days to estimate “normalized” WC in 2016-2018 SELIC decreasing to 8%, avg. instalments to 4 times and GMV requiring factoring to 80%

Nova: Discounted Cash Flow valuation DRAFT Project Delphes - 23 March 2016 12 Main assumptions: Valuation as of 01/01/2016 Tax rate: 34% (Brazil) WACC: 17.3% Tax credits valued separately as the business plan period is not long enough to use current stock and tax losses carry forward generated in 2016-2018 Discounted Cash Flow model Enterprise Value & Equity Value WACC & PGR Sensitivity on Equity Value Note: Exchange rate used for 2015: EUR1.00 = BRL 3.70 (2015 average) and from 2016 onwards: EUR 1.00= BRL4.2 (1m average as of 18/03/2016) (units) HISTO. MANAGEMENT FORECASTS EXTRAPOLATION NORM. CAGR (FYE 31/12) Dec-15 Dec-16 Dec-17 Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 Dec-23 Dec-24 Dec-25 2016-18 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Net sales (BRLm) 6,126 6,228 6,870 7,886 9,029 10,851 12,566 14,818 16,896 18,605 19,721 +12.5% Growth % (%) +1.7% +10.3% +14.8% +14.5% +20.2% +15.8% +17.9% +14.0% +10.1% +6.0% EBITDA (bef. Instalment) (BRLm) (377) 61 211 377 562 781 1,025 1,205 1,369 1,503 1,593 +148.3% % of Net Sales (%) (6.2%) 1.0% 3.1% 4.8% 6.2% 7.2% 8.2% 8.1% 8.1% 8.1% 8.1% Instalment costs (%) (242) (315) (340) (397) (246) (295) (340) (379) (408) (422) (447) +12.1% % on Net Sales (%) (4.0%) (5.1%) (4.9%) (5.0%) (2.7%) (2.7%) (2.7%) (2.6%) (2.4%) (2.3%) (2.3%) EBITDA (BRLm) (619) (254) (129) (20) 316 486 685 825 961 1,081 1,146 (72.3%) % of Net Sales (%) (10.1%) (4.1%) (1.9%) (0.2%) 3.5% 4.5% 5.4% 5.6% 5.7% 5.8% 5.8% - D&A (BRLm) (57) (55) (56) (61) (88) (127) (174) (229) (287) (344) (396) +5.7% % of GMV (%) (0.7%) (0.6%) (0.5%) (0.5%) (0.6%) (0.7%) (0.8%) (0.8%) (0.9%) (1.0%) (1.1%) % of Net Sales (%) (0.9%) (0.9%) (0.8%) (0.8%) (1.0%) (1.2%) (1.4%) (1.5%) (1.7%) (1.9%) (2.0%) EBIT (BRLm) (676) (309) (185) (81) 227 360 510 597 675 737 750 (48.9%) % of Net Sales (%) (11.0%) (5.0%) (2.7%) (1.0%) 2.5% 3.3% 4.1% 4.0% 4.0% 4.0% 3.8% - Normative tax rate (BRLm) - - - (77) (122) (173) (203) (229) (250) (255) n.m. % normative tax rate (%) 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% + D&A (BRLm) 57 55 56 61 88 127 174 229 287 344 396 +5.7% % on Net Sales (%) 0.9% 0.9% 0.8% 0.8% 1.0% 1.2% 1.4% 1.5% 1.7% 1.9% 2.0% - CAPEX (BRLm) (106) (89) (112) (135) (166) (209) (254) (299) (340) (374) (396) +23.1% % of GMV (%) (1.4%) (1.0%) (1.1%) (1.1%) (1.1%) (1.1%) (1.1%) (1.1%) (1.1%) (1.1%) (1.1%) % on Net Sales (%) (1.7%) (1.4%) (1.6%) (1.7%) (1.8%) (1.9%) (2.0%) (2.0%) (2.0%) (2.0%) (2.0%) - Change in Normative WC (BRLm) 506 41 (6) (44) 60 95 90 118 108 89 58 n.m. % on Net Sales (%) 8.3% 0.7% (0.1%) (0.6%) 0.7% 0.9% 0.7% 0.8% 0.6% 0.5% 0.3% WC % on Net Sales (8.7%) (7.6%) (6.6%) (5.2%) (5.2%) (5.2%) (5.2%) (5.2%) (5.2%) (5.2%) (5.2%) Free cash flows (BRLm) (302) (247) (199) 132 251 347 441 500 546 553 (18.8%) Free cash flows (€m) (71) (58) (47) 31 59 82 104 118 129 131 (18.8%) WACC BRLm 1,459 (0.5%) (0.3%) 0.3% 0.5% (1.0%) 1,406 1,350 1,297 1,245 1,196 (0.5%) 1,492 1,432 1,374 1,319 1,266 1,586 1,521 1,459 1,399 1,343 0.5% 1,689 1,618 1,551 1,487 1,425 1.0% 1,802 1,725 1,652 1,582 1,516 €m (1.0%) 332 319 307 294 283 (0.5%) 353 338 325 312 299 375 359 345 331 317 0.5% 399 382 367 351 337 1.0% 426 408 390 374 358 PERPETUAL GROWTH PERPETUAL GROWTH As of 01/01/2016 €m BRLm % NPV (2016e-2024e FCFs) 43 183 12% Terminal value 299 1,263 83% NPV tax credits 17 71 5% ENTERPRISE VALUE 359 1,518 100% 2017e EV/Sales 0.22x 2017e EV/EBITDA (post instalments) n.m. - EvEq Adjustments (14) (59) EQUITY VALUE 345 1,459

Nova: Weighted Average Cost of Capital

DRAFT

The cost of capital is the minimum rate of return on the company's investments that would satisfy both shareholders (cost of equity) and lenders (cost of debt)

The Capital Asset Pricing Model (CAPM) is a widely used model by the market assessing the best estimation of the investor's expected return of an asset based on its beta and expected market returns

Selected Peers have been chosen for their business and geographical Comparability (emerging markets)

WACC computation

WACC		SOURCE / COMMENTS
Risk free rate USD (Rf)	2.0%	1-month average USD BNP Paribas Arbitrage
Equity Risk Premium (ERP)	6.2%	1-month average USD BNP Paribas Arbitrage
Beta (β)	1.13	Peers' median asset beta leveraged for target gearing assumed at Nova
Country Risk Premium (CRP)	4.7%	10YR USD Govt bond spread Datastream
Cost of Equity (USD)	**13.7%**	**CoE = Rf + β*ERP + CRP**
US average inflation rate	2.0%	IMF 2016-20 Average US CPI (average of period)
Brazil average inflation rate	5.2%	IMF 2016-20 Average Brazil CPI (average of period)
Cost of Equity (BRL)	**17.3%**	**Fisher**
10YR Brazilian bonds (BRL)	14.9%	Brazil 10YR Generic Govt bond Datastream
Credit Spread	1.0%	Spread between company market cost of debt and selected risk free rate
Pre - Tax Cost of Debt (BRL)	**15.9%**	**CoD = R_f + Sp**
Normative tax rate (T)	34.0%	Corporate Tax Rate in Brazil
Target Gearing (G)	-	In line with median for selected peers
WACC BRL	17.3%	WACC = (G*CoD*(1-T) + CoE)/(1+G)

Beta computation

Company	Market Cap. (€m)[1]	EV (€m)	Equity beta	Net debt/ (Net cash)	Tax rate (%)	Asset beta	Gearing
Amazon	235,347	228,772	1.09	(3,154)	40%	1.09	(1.3%)
JD.com	39,101	35,537	1.37	(1,883)	25%	1.42	(4.8%)
Vipshop Holdings	6,213	5,978	1.51	(109)	25%	1.53	(1.7%)
B2W	813	1,696	1.58	822	34%	0.95	101.1%
Dangdang	499	380	1.03	(58)	25%	1.13	(11.6%)
Average All Peers	**56,395**	**54,473**	**1.31**			**1.22**	**16.3%**
Median All Peers	**6,213**	**5,978**	**1.37**			**1.13**	**(1.7%)**

Source: Company information, Datastream, BNP Paribas Arbitrage, Beta Barra GEM3 (Global beta); (1) 1-month average Market Cap., 1-month average FX local currency to €

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Project Delphes - 23 March 2016 | 13

DRAFT 2017e EV/Sales 2017e Gross Margin Amazon Jd.Com Vipshop B2W Dangdang Nova y = 5.92x - 0.58 R² = 0.78 n.a. 0.25x 0.50x 0.75x 1.00x 1.25x 1.50x 1.75x 2.00x 10% 15% 20% 25% 30% 35% 40% 16.4% 0.39x Project Delphes - 23 March 2016 Nova: Trading multiples valuation (1/2) 14 Regression analysis Source: Datastream, company information. Note: Market cap. based on 1m avg share price 2017e EV/Sales vs. 2017e Gross Margin Methodology: Regression analysis performed on the entire peers sample. Gross Margin considered as the best financial indicator of profitability as most of the peers (incl. Nova) have a low or negative profitability at EBITDA or EBIT level Case 2 EvEq bridge is used for valuation by Trading multiples, since it adjusts Nova’s Net Financial Debt for proceeds from Factoring, which is not taken into consideration in the applied aggregates Nova (€m) (BRLm) 2017e Gross Margin 16.4% 16.4% Implied 2017e EV/Sales 0.39x 0.39x 2017e Sales 1,624 6,870 EV 635 2,685 Ev-Eq adjustments (330) (1,396) Equity 305 1,289

Nova: Trading multiples valuation (2/2)

DRAFT

Alternative methodology to cross-check regression analysis

Methodology:
B2W assumed as the best peer (similar market share, product offering, geographical footprint, size, etc.).
Multiple retained: 2017e B2W EV/Sales multiples with a discount to take into account Nova's lower profitability at Gross Margin level

Case 2 EvEq bridge is used for valuation by Trading multiples, since it adjusts Nova's Net Financial Debt for proceeds from Factoring, which is not taken into consideration in the applied aggregates

Trading multiples

€m	Market Cap.	EV	EV/Sales 2016e	EV/Sales 2017e	EV/Sales 2018e		EV/EBITDA 2016e	EV/EBITDA 2017e	EV/EBITDA 2018e	EV/EBITA 2016e	EV/EBITA 2017e	EV/EBITA 2018e	Adjusted PE Ratio 2016e	Adjusted PE Ratio 2017e	Adjusted PE Ratio 2018e
Amazon.Com	235,347	228,772	1.99x	1.67x	1.40x		20.6x	16.4x	12.8x	nm	nm	23.2x	nm	nm	31.1x
Jd.Com	39,101	35,537	1.02x	0.77x	0.62x		nm	nm	19.8x	nm	nm	22.9x	nm	nm	30.7x
Vipshop	6,213	5,978	0.79x	0.62x	0.52x		12.6x	9.6x	7.8x	15.5x	11.3x	8.9x	19.5x	13.9x	11.1x
B2W	813	1,696	0.68x	0.59x	0.50x		9.3x	7.6x	6.0x	14.8x	11.0x	8.3x	nm	nm	nm
Dangdang	499	380	0.22x	0.18x	na		11.7x	5.5x	na	29.4x	6.7x	na	23.3x	7.7x	na
Average			**0.94x**	**0.77x**	**0.76x**		**13.5x**	**9.8x**	**11.6x**	**19.9x**	**9.7x**	**15.8x**	**21.4x**	**10.8x**	**24.3x**
Median			**0.79x**	**0.62x**	**0.57x**		**12.1x**	**8.6x**	**10.3x**	**15.5x**	**11.0x**	**15.9x**	**21.4x**	**10.8x**	**30.7x**
Financials (BRLm)			6,228	6,870	7,886										
Nova implied EV pre discount (BRLm)			***4,233***	***4,041***	***3,908***										
Nova implied EV pre discount (€m)			***1,001***	***955***	***924***										
Discount applied			*33.4%*	*24.9%*	*18.0%*	*Discount based on Nova / B2W Gross Margin ratio*									
Nova implied EV retained (BRLm)			***2,821***	***3,035***	***3,203***										
Nova implied EV retained (€m)			***667***	***717***	***757***										
EvEq adjustments (BRLm)		(1,396)													
EvEq adjustments (€m)		(330)													
Nova implied Eq value (BRLm)			***1,424***	***1,638***	***1,807***										
Nova implied Eq value (€m)			***337***	***387***	***427***										

Operating benchmark

€m	Sales growth 2016e	Sales growth 2017e	Sales growth 2018e	Gross margin 2016e	Gross margin 2017e	Gross margin 2018e	EBITDA margin (1) 2016e	EBITDA margin (1) 2017e	EBITDA margin (1) 2018e	EBITA margin 2016e	EBITA margin 2017e	EBITA margin 2018e	Capex in % of sales 2015e	Capex in % of sales 2016e	Capex in % of sales 2017e
Amazon.Com	+21.0%	+19.1%	+19.3%	34.4%	35.6%	37.4%	9.7%	10.2%	10.9%	3.1%	4.0%	6.0%	4.3%	4.2%	3.8%
Jd.Com	+41.0%	+32.1%	+24.3%	14.7%	15.9%	17.6%	(0.6%)	0.9%	3.1%	(1.2%)	0.4%	2.7%	1.7%	1.0%	1.1%
Vipshop	+36.6%	+28.6%	+19.7%	24.4%	24.4%	24.4%	6.3%	6.4%	6.6%	5.1%	5.5%	5.8%	3.0%	2.5%	2.6%
B2W	+12.0%	+15.6%	+18.7%	21.5%	21.9%	22.3%	7.3%	7.8%	8.2%	4.6%	5.3%	6.0%	6.2%	4.2%	1.5%
Dangdang	+23.2%	+23.9%	na	15.7%	16.0%	na	1.9%	3.3%	na	0.8%	2.7%	na	na	na	na
Average	**+26.8%**	**+23.8%**	**+20.5%**	**22.1%**	**22.7%**	**25.4%**	**4.9%**	**5.7%**	**7.2%**	**2.5%**	**3.6%**	**5.1%**	**3.8%**	**3.0%**	**2.2%**
Median	**+23.2%**	**+23.9%**	**+19.5%**	**21.5%**	**21.9%**	**23.3%**	**6.3%**	**6.4%**	**7.4%**	**3.1%**	**4.0%**	**5.9%**	**3.7%**	**3.3%**	**2.0%**
Nova	***+1.7%***	***+10.3%***	***+14.8%***	***14.3%***	***16.4%***	***18.3%***	***1.0%***	***3.1%***	***4.8%***	***(5.0%)***	***(2.7%)***	***(1.0%)***	***1.4%***	***1.6%***	***1.7%***

Note: Exchange rate used for 2015: EUR1.00 = BRL 3.7 (2015 average) and from 2016 onwards: EUR 1.00= BRL4.2 (1m average as of 18/03/2016); (1) before Instalments
Source: Datastream, company information. Note: Market cap. based on 1m avg share price

BNP PARIBAS The bank for a changing world

Project Delphes - 23 March 2016 | 15

Nova: Transaction multiples valuation

DRAFT

For information purposes only

Limited number of relevant electronics e-commerce transactions with publicly available information

Recent Brazilian macroeconomic and political headwinds not factored in past transaction multiples

Selected precedent transactions and Nova implied Equity Value (€m)

Date	Target	Country	Business overview	Acquiror	% acquired	EV (USDm)	Implied multiples[1] xSales	Implied multiples[1] xEBITDA
Nov-15	Avenida.com	Argentina	E-commerce	Naspers Limited and Tiger Global	n.a.	n.a.	n.a.	n.a.
Sep-14	Avenida.com	Argentina	E-commerce	Naspers Limited and Tiger Global	n.a.	n.a.	n.a.	n.a.
Sep-14	Kabum	Brazil	E-retailing of consumer electronics and technology goods	Management of Kabum	50%	n.a.	n.a.	n.a.
Feb-14	Avenida.com	Argentina	E-commerce	IRSA propriedaes comerciales	n.a.	n.a.	n.a.	n.a.
Jan-14	B2W Companhia Digital	Brazil	E-commerce	Lojas Americanas and Tiger Global	37%	2,396[2]	1.02x	15.1x
Jan-12	Ideiasnet	Brazil	Digital Commerce, Digital Media, SaaS	Liberty Media	5%	n.a.	n.a..	n.a..
Mar-11	KaBuM	Brazil	E-retailing of electronics and technology goods	Insight Venture Partners	Minority stake	n.a.	n.a.	n.a.
Sep-09	BuscaPé	Brazil	E-commerce platform in Latin America	Naspers Limited	91%	n.a.	n.a.	n.a.
Aug-08	DeRemate	Latin America	Online trading platform in Argentina, Chile, Colombia and Mexico	MercadoLibre, Inc.	100%	n.a.	n.a.	n.a.
Dec-06	Submarino	Brazil	E-commerce	Lojas Americanas.com	Merger	n.m.	n.m.	n.m.
Average							**1.02x**	**15.1x**
Median							**1.02x**	**15.1x**

2015 Nova Sales (BRLm)	6,126
2015 Nova Sales (€m)	1,655
Implied EV (BRLm)	***6,232***
Implied EV (€m)	***1,684***
EvEq adjustments (BRLm)	(1,396)
EvEq adjustments (€m)	(330)
Implied Equity Value (BRLm)	***4,835***
Implied Equity Value (€m)	***1,354***

Note: (1) Implied multiples based on LTM financials; (2) Net debt as of 3Q13 does not include credit card accounts receivables net of discounts as cash
Source: Datastream, company information, Press

BNP PARIBAS The bank for a changing world

Project Delphes - 23 March 2016 | 16

DRAFT Project Delphes - 23 March 2016 17 Nova valuation Cdiscount valuation Cnova valuation Via Varejo / Nova expected synergies Buyout premia analysis Appendix 1 2 3 4 5 7 17 28 40 43 47

Cdiscount: Multi-criteria valuation approach

DRAFT

Valuation methodologies considered for Cdiscount

Methodology	Main considerations	Assessment
1 Share price performance	■ Non-listed company, not applicable	⊗ *Not applicable*
2 Brokers	■ Non-listed company, not applicable	⊗ *Not applicable*
3 Discounted Cash Flow ("DCF")	■ Intrinsic methodology based on cash flow generation as expected by Cdiscount management in the 2016-2018 business plan provided, assuming a **progressive recovery of top line growth and margins** ■ BNP Paribas extrapolated the 2016-2018 management business plan to 2024 to reach normative level in 2025, assuming a **continuing recovery of top line growth and margins** ■ **Factoring and financing of consumer credits included in Cash Flows at EBITDA level** ■ Cdiscount - France WACC in EUR estimated at 8.7%, computed based on current market data ■ Cdiscount - International WACC in EUR estimated at 13.7% derived as Cdiscount WACC (8.7%) increased by a country risk premium (+5.0%)	✓✓✓ ***Main valuation methodology*** *(catch long term recovery)*

4 Trading multiples of comparable companies	■ Peer group comprises **Amazon** and **small/mid-size e-commerce companies active in Europe** with a focus on consumer discretionary (electronics, apparel and pet food): **AO World, Zooplus, Showroomprive, Verkkokauppa.com, Banzai and Qliro Group**
	  ■ **Pure market place players not retained** as this activity is still small in terms of contribution in 2017 at Cdiscount
	  ■ Cdiscount featured by lower profitability / growth compared to peers
	■ 2 methodologies used
	  ■ Use of **2017e peers' median EV/Sales multiples**
	  ■ Use of **2017e AO World EV/Sales multiples with a discount** as it benefits from better growth profile than Cdiscount: alternative methodology to cross check peers' group median multiples
	  ■ Peers' Working Capital adjusted for seasonality
		✓ *Valuation multiples used as reference value*

5 Transaction multiples	■ Not retained given no relevance in scenario under analysis	*For information purposes only*

BNP PARIBAS The bank for a changing world

Project Delphes - 23 March 2016 | 18

DRAFT Project Delphes - 23 March 2016 Cdiscount: Multi-criteria valuation summary Trading multiple valuation based on two approaches: - Peers’ group median multiples - AO World multiples with a discount to take into consideration Cdiscount’s lower growth profile 19 Valuation on a stand-alone basis (before holding costs) Cdiscount (France & International) Implied Equity value Note: Exchange rate used for 2015: EUR1.00 = BRL 3.7 (2015 average) and from 2016 onwards: EUR 1.00= BRL4.2 (1m average as of 18/03/2016) Relevancy Spot as of 18/03/16 1m avg 3m avg 6m avg 12m avg Since IPO @ IPO WACC +/ - 0.25% g +/ - 0.5% Based on 2017e Min/Max Based on LTM EV/Sales +/- 2.5% EQUITY VALUE (€m) - 500 1,000 1,500 2,000 2,500 3,000 3,500 Bridge Ev-Eq Case 1 (as of 31/12/15) 147 147 147 147 147 147 147 147 ENTREPRISE VALUE (€m) 147 647 1,147 1,647 2,147 2,647 3,147 3,647 2016e EV/Sales 1,841 0.08x 0.35x 0.62x 0.89x 1.17x 1.44x 1.71x 1.98x 2017e EV/Sales 2,000 0.07x 0.32x 0.57x 0.82x 1.07x 1.32x 1.57x 1.82x SHARE PRICE Methodology TRANSACTION MULTIPLES BROKERS TARGET PRICE TRADING MULTIPLES DCF Equity Value (€m) 859 997 744 1,132 1,023 782 980 x x x xxx x

Cdiscount: EV – Equity adjustment

DRAFT

As of 31/12/2015

Key missing information / issues to be tackled:
- Proceeds from sale of Cdiscount Vietnam

Note:
- Case 1 used for DCF valuation since Instalment costs are taken into account in the Cash Flows
- Case 2 is used for valuation by Trading multiples, since it adjusts Cdiscount's Net Financial Debt for proceeds from Factoring, which is not taken into consideration in the applied aggregates

EV – Equity adjustment

	Case 1: Normative WC with instalments	*Case 2: Normative WC without instalments*	
Category	Value retained (€m)	Value retained (€m)	Comments
Long term financial debt	6.5	6.5	Incl. loans and borrowings, lease financing and accrued interests
Short term financial debt	129.5	129.5	Incl. loans and borrowings, lease financing and accrued interests
Cash & Cash equivalents	(146.4)	(146.4)	Incl. marketable securities
Net debt / (Net Cash)	**(10.4)**	**(10.4)**	
Securitization	-	-	
NWC seasonality cash adjustment	198.8	134.2	WC Normalisation from December levels to LTM average (1)
Debt increase if no factoring	-	198.3	Required to adjust Cash position for proceeds from Factoring
Financial Assets (incl. Associates)	(7.0)	(7.0)	Assets held for sale (Vietnam) and other financial assets
Deferred tax assets	(18.0)	(19.2)	NPV of use of €23m of deferred tax assets at Cdiscount
Employee benefits	1.7	1.7	Incl. pension provisions
Debt-like provisions	4.1	4.1	Incl. provision for diverse lawsuits and restructuring
Proceeds from sale of stake in Cdiscount Thailand	(28.0)	(28.0)	Transaction signed on Feb 27, 2016 and completed on Mar 21, 2016
Proceeds from sale of Cdiscount Vietnam	[ ]	[ ]	Difference vs. book value of €4.3m already in Assets held for sale
Cash from dilutive financial instruments	-	-	
Minority interests	5.5	5.5	
Total Enterprise Value Adjustments	**146.7**	**279.2**	
	[DCF]	*[Multiples]*	

Note: (1) See detailed Working Capital normalization in appendix

BNP PARIBAS

The bank for a changing world

Project Delphes - 23 March 2016 | 20

DRAFT MANAGEMENT FORECASTS EXTRAPOLATION NORM. (FYE 31/12) Dec-15 Dec-16 Dec-17 Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 Dec-23 Dec-24 Dec-25 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 GMV excl taxes (€m) 2,116 2,476 2,773 3,185 3,758 4,547 5,330 6,044 6,624 7,008 7,148 Growth % (%) +17.0% +12.0% +14.8% +18.0% +21.0% +17.2% +13.4% +9.6% +5.8% +2.0% % of Direct Sales in GMV (%) 71.8% 65.2% 61.5% 56.8% 55.8% 54.8% 53.9% 52.9% 51.9% 50.0% 50.0% % of Marketplace in GMV (%) 28.2% 34.8% 38.5% 43.2% 44.2% 45.2% 46.1% 47.1% 48.1% 50.0% 50.0% Net sales HT (€m) 1,737 1,818 1,968 2,133 2,483 2,963 3,425 3,830 4,138 4,252 4,337 Growth % (%) +4.6% +8.2% +8.4% +16.4% +19.4% +15.6% +11.8% +8.0% +2.8% +2.0% o/w Direct Sales (€m) 1,579 1,615 1,706 1,808 2,097 2,493 2,871 3,197 3,440 3,504 3,574 Growth % (%) +2.2% +5.6% +6.0% +16.0% +18.9% +15.1% +11.4% +7.6% +1.9% +2.0% o/w MP Commissions (€m) 74 115 142 184 221 274 327 379 424 466 475 Growth % (%) +54.3% +23.9% +28.8% +20.6% +23.6% +19.7% +15.7% +11.8% +10.0% +2.0% Commissio n rate (%) 12.5% 13.3% 13.3% 13.3% 13.3% 13.3% 13.3% 13.3% 13.3% 13.3% 13.3% o/w Other (€m) 83 88 120 141 165 196 227 254 274 282 287 Growth % (%) +6.1% +35.9% +18.2% +16.4% +19.4% +15.6% +11.8% +8.0% +2.8% +2.0% Gross profit (€m) 225 264 321 383 454 552 650 740 815 869 887 Gross Margin (% of Net Sales) (%) 13.0% 14.5% 16.3% 17.9% 18.3% 18.6% 19.0% 19.3% 19.7% 20.4% 20.5% GM excl. MP (% of Net Sales) (%) 9.1% 8.7% 9.8% 10.2% 10.3% 10.3% 10.4% 10.5% 10.5% 10.6% 10.7% Total SG&A (€m) (213) (234) (258) (280) (327) (392) (455) (510) (554) (573) (585) % of Net Sales (%) (12.3%) (12.9%) (13.1%) (13.1%) (13.2%) (13.2%) (13.3%) (13.3%) (13.4%) (13.5%) (13.5%) EBITDA (bef. Instalment) (€m) 13 30 63 102 126 160 195 230 262 295 303 % of Net Sales (%) 0.7% 1.6% 3.2% 4.8% 5.1% 5.4% 5.7% 6.0% 6.3% 6.9% 7.0% Instalment costs (€m) (13) (23) (23) (23) (22) (27) (31) (35) (37) (39) (39) % of Net Sales (%) (0.7%) (1.3%) (1.2%) (1.1%) (0.9%) (0.9%) (0.9%) (0.9%) (0.9%) (0.9%) (0.9%) EBITDA (€m) (0) 7 40 79 104 133 164 195 224 257 263 % of Net Sales (%) (0.0%) 0.4% 2.0% 3.7% 4.2% 4.5% 4.8% 5.1% 5.4% 6.0% 6.1% D&A (€m) (21) (24) (28) (30) (39) (51) (64) (78) (92) (103) (111) % of GMV (%) (1.0%) (1.0%) (1.0%) (0.9%) (1.0%) (1.1%) (1.2%) (1.3%) (1.4%) (1.5%) (1.6%) % of Net Sales (%) (1.2%) (1.3%) (1.4%) (1.4%) (1.6%) (1.7%) (1.9%) (2.0%) (2.2%) (2.4%) (2.6%) CAPEX (€m) (43) (41) (46) (50) (58) (71) (83) (94) (103) (109) (111) % of GMV (%) (2.0%) (1.7%) (1.7%) (1.6%) (1.6%) (1.6%) (1.6%) (1.6%) (1.6%) (1.6%) (1.6%) % of Net Sales (%) (2.5%) (2.3%) (2.3%) (2.3%) (2.4%) (2.4%) (2.4%) (2.5%) (2.5%) (2.6%) (2.6%) Change in Working Capital (€m) 24 48 21 25 23 32 31 27 21 8 6 Working Capital (€m) (78) (112) (127) (143) (166) (198) (229) (256) (277) (285) (290) % of Net Sales (%) (4.5%) (6.1%) (6.4%) (6.7%) (6.7%) (6.7%) (6.7%) (6.7%) (6.7%) (6.7%) (6.7%) Inventory (COGS excl ship.) (days) 56 52 50 48 Receivables (Sales) (days) 19 16 15 15 Payables (COGS excl ship.) (days) 103 103 103 103 Change in WC - Other (€m) - 14 6 8 - - - - - - - Cdiscount – France: Business Plan overview Project Delphes - 23 March 2016 21 Improvement thanks to decreasing contribution of DS into GMV Increasing SG&A due to MP growing contribution into GMV Increasing contribution of MP in total GMV to reach 50% in normative year ~+50bps above LT French inflation (+1.5%) as ecommerce will benefit from high penetration rate D&A = Capex Stable WC at (6.7%) of Net Sales Improving Gross Margin due to increasing contribution of MP in GMV 2015 WC normalized based on monthly average # of days; decrease in # of days forecasted in the BP is applied to 2015 monthly average # of days to estimate “normalized” WC in 2016-2018 No Ducroire factoring from 2019 onwards

Cdiscount – France: Discounted Cash Flow valuation DRAFT Project Delphes - 23 March 2016 22 Main assumptions: Valuation as of 01/01/2016 Tax rate: 34.4% (French) WACC: 8.7% Before holding costs Tax credits including in the Free Cash Flows as the business plan period is long enough to fully use them Discounted Cash Flow model Enterprise Value & Equity Value WACC & PGR Sensitivity on Equity Value (units) HISTO. MANAGEMENT FORECASTS EXTRAPOLATION NORM. CAGR (FYE 31/12) Dec-15 Dec-16 Dec-17 Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 Dec-23 Dec-24 Dec-25 2016-18 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Net sales (€m) 1,737 1,818 1,968 2,133 2,483 2,963 3,425 3,830 4,138 4,252 4,337 +8.3% Growth % (%) +4.6% +8.2% +8.4% +16.4% +19.4% +15.6% +11.8% +8.0% +2.8% +2.0% EBITDA (bef. Instalment) (€m) 13 30 63 102 126 160 195 230 262 295 303 +86.3% % of Net Sales (%) 0.7% 1.6% 3.2% 4.8% 5.1% 5.4% 5.7% 6.0% 6.3% 6.9% 7.0% Instalment costs (%) (13) (23) (23) (23) (22) (27) (31) (35) (37) (39) (39) - % on Net Sales (%) (0.7%) (1.3%) (1.2%) (1.1%) (0.9%) (0.9%) (0.9%) (0.9%) (0.9%) (0.9%) (0.9%) EBITDA (€m) (0) 7 40 79 104 133 164 195 224 257 263 +249.1% % of Net Sales (%) (0.0%) 0.4% 2.0% 3.7% 4.2% 4.5% 4.8% 5.1% 5.4% 6.0% 6.1% - D&A (€m) (21) (24) (28) (30) (39) (51) (64) (78) (92) (103) (111) +12.0% % of GMV (%) (1.0%) (1.0%) (1.0%) (0.9%) (1.0%) (1.1%) (1.2%) (1.3%) (1.4%) (1.5%) (1.6%) % of Net Sales (%) (1.2%) (1.3%) (1.4%) (1.4%) (1.6%) (1.7%) (1.9%) (2.0%) (2.2%) (2.4%) (2.6%) EBIT (€m) (21) (17) 12 49 65 82 100 117 132 154 152 n.m. % of Net Sales (%) (1.2%) (1.0%) 0.6% 2.3% 2.6% 2.8% 2.9% 3.1% 3.2% 3.6% 3.5% - Normative tax rate (€m) - (4) (17) (22) (28) (34) (40) (46) (53) (52) n.m. % normative tax rate (%) 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% + Use of tax credits - 4 2 - - - - - - - + D&A (€m) 21 24 28 30 39 51 64 78 92 103 111 +12.0% % on Net Sales (%) 1.2% 1.3% 1.4% 1.4% 1.6% 1.7% 1.9% 2.0% 2.2% 2.4% 2.6% - CAPEX (€m) (43) (41) (46) (50) (58) (71) (83) (94) (103) (109) (111) +10.0% % of GMV (%) (2.0%) (1.7%) (1.7%) (1.6%) (1.6%) (1.6%) (1.6%) (1.6%) (1.6%) (1.6%) (1.6%) % on Net Sales (%) (2.5%) (2.3%) (2.3%) (2.3%) (2.4%) (2.4%) (2.4%) (2.5%) (2.5%) (2.6%) (2.6%) - Change in Normative WC (€m) 24 48 21 25 23 32 31 27 21 8 6 (28.7%) % on Net Sales (%) 1.4% 2.7% 1.1% 1.2% 0.9% 1.1% 0.9% 0.7% 0.5% 0.2% 0.1% WC % on Net Sales (4.5%) (6.1%) (6.4%) (6.7%) (6.7%) (6.7%) (6.7%) (6.7%) (6.7%) (6.7%) (6.7%) Free cash flows (€m) 14 15 40 47 66 78 88 96 103 105 +68.9% WACC €m 976 (0.5%) (0.3%) 0.3% 0.5% (1.0%) 914 873 834 797 763 (0.5%) 992 944 900 859 820 1,082 1,027 976 929 886 0.5% 1,188 1,124 1,065 1,011 961 1.0% 1,315 1,239 1,169 1,106 1,048 PERPETUAL GROWTH As of 01/01/2016 €m % NPV (2016e-2024e FCFs) 342 30% Terminal value 781 70% ENTERPRISE VALUE 1,123 100% 2017e EV/Sales 0.57x 2017e EV/EBITDA (post instalments) 28.0x - EvEq Adjustments (147) EQUITY VALUE 976

Cdiscount – International: Discounted Cash Flow valuation DRAFT Project Delphes - 23 March 2016 23 Main assumptions: Valuation as of 01/01/2016 Tax rate: 34.4% (French) WACC: 13.7% derived as Cdiscount WACC (8.7%) increased by a country risk premium (+5.0%) Tax credits valued separately as the business plan period is not long enough to use current stock and tax losses carry forward generated over the BP period Normative year: - Perpetual growth rate: +7.0% (mostly emerging countries) with 2019 and 2020 @+40% and +45% reflecting continuous ramp-up of existing operations - EBITDA margin: 4% - D&A=Capex as a % of Net Sales: (2.0%) (Nova level) - Change in WC as a % of change in Net Sales: 2.3% (2018e level) Discounted Cash Flow model Enterprise Value & Equity Value WACC & PGR Sensitivity on Equity Value (units) HISTO. MANAGEMENT FORECASTS EXTRAPOLATION NORM. CAGR (FYE 31/12) Dec-15 Dec-16 Dec-17 Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 Dec-23 Dec-24 Dec-25 2016-18 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Net sales (€m) 28 23 33 45 63 91 125 162 198 227 243 +38.7% Growth % (%) -15.9% +40.9% +36.4% +40.0% +45.0% +37.4% +29.8% +22.2% +14.6% +7.0% EBITDA (€m) (22) (6) (5) (4) (3) (3) (2) 0 4 9 10 (22.0%) % of Net Sales (%) (78.4%) (26.4%) (14.8%) (8.3%) (5.0%) (3.2%) (1.5%) 0.3% 2.1% 3.8% 4.0% - D&A (€m) (1) (1) (1) (1) (2) (3) (3) (4) (5) (5) (5) +39.0% % of Net Sales (%) (3.1%) (3.0%) (3.5%) (3.0%) (2.9%) (2.7%) (2.6%) (2.4%) (2.3%) (2.1%) (2.0%) EBIT (€m) (23) (7) (6) (5) (5) (5) (5) (4) (0) 4 5 (13.7%) % of Net Sales (%) (81.5%) (29.4%) (18.3%) (11.4%) (7.9%) (6.0%) (4.1%) (2.2%) (0.2%) 1.7% 2.0% - Normative tax rate (€m) - - - - - - - - (1) (2) n.m. % normative tax rate (%) 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% + Use of tax credits - - - - - - - - 1 2 + D&A (€m) 1 1 1 1 2 3 3 4 5 5 5 +39.0% % on Net Sales (%) 3.1% 3.0% 3.5% 3.0% 2.9% 2.7% 2.6% 2.4% 2.3% 2.1% 2.0% - CAPEX (€m) (4) (3) (2) (1) (2) (2) (3) (4) (4) (5) (5) (33.9%) % on Net Sales (%) (14.1%) (11.4%) (7.5%) (2.6%) (2.5%) (2.4%) (2.3%) (2.3%) (2.2%) (2.1%) (2.0%) - Change in Normative WC (€m) n.a. (1) (1) 0 0 1 1 1 1 1 0 n.m. % of change in Net Sales (%) 23.2% (10.8%) 2.3% 2.3% 2.3% 2.3% 2.3% 2.3% 2.3% 2.3% Free cash flows (€m) (10) (8) (5) (4) (5) (4) (2) 1 5 5 (31.4%) WACC €m 4 (0.5%) (0.3%) 0.3% 0.5% (1.0%) 2 1 (0) (2) (3) (0.5%) 4 3 2 0 (1) 7 6 4 3 1 0.5% 11 9 7 5 4 1.0% 15 12 10 8 6 PERPETUAL GROWTH As of 01/01/2016 €m % NPV (2016e-2024e FCFs) (26) (651%) Terminal value 27 678% NPV tax credits 3 74% ENTERPRISE VALUE 4 100% 2017e EV/Sales 0.12x 2017e EV/EBITDA (post instalments) n.m. - EvEq Adjustments - EQUITY VALUE 4

Cdiscount – France: Weighted Average Cost of Capital

DRAFT

The cost of capital is the minimum rate of return on the company's investments that would satisfy both shareholders (cost of equity) and lenders (cost of debt)

The Capital Asset Pricing Model (CAPM) is a model widely used by the market assessing the best estimation of the investor's expected return of an asset based on its beta and expected market returns

Peers have been chosen for their business and geographical comparability (focus on Europe)

WACC computation

WACC		SOURCE / COMMENTS
Risk free rate EUR (R_f)	0.2%	1-month average Associés en Finance
Equity Risk Premium (ERP)	7.4%	1-month average Associés en Finance
Equity beta (β_e)	1.09	Peers' median asset beta leveraged for target gearing assumed at Cdiscount
Country Risk Premium (CRP)	0.4%	10YR Govt bond spread Datastream
Cost of Equity EUR (CoE)	**8.7%**	**CoE = Rf + βe*ERP + CRP**
Risk free rate EUR (R_f)	0.2%	1-month average Associés en Finance
Target corporate spread (Sp)	2.8%	Spread between company market cost of debt and selected risk free rate
Pre-tax Cost of Debt EUR (CoD)	**3.0%**	**CoD = R_f + Sp**
Normative tax rate (T)	34.4%	France Corporate Income Tax rate
Target Gearing (G)	-	In line with median of selected peers
WACC EUR	8.7%	WACC = (G*CoD*(1-T) + CoE)/(1+G)

Beta computation

Company	Market Cap. (€m)	EV (€m)	Equity beta	Net debt/ (Net cash)	Tax rate (%)	Asset beta	Gearing
Amazon	235,347	228,772	1.09	(3,154)	40%	1.09	(1.3%)
Ao World	930	898	0.79	(32)	21%	0.82	(3.5%)
Zooplus	790	746	1.06	(44)	30%	1.10	(5.5%)
Show roomprive	571	451	0.70	(119)	34%	0.81	(20.8%)
Verkkokauppa	340	314	0.62	(26)	20%	0.66	(7.6%)
Banzai	167	142	0.97	(38)	31%	1.13	(22.9%)
Qliro	129	121	1.45	(7)	22%	1.52	(5.7%)
Average All Peers	**34,039**	**33,064**	**0.95**			**1.02**	**(9.6%)**
Median All Peers	**571**	**451**	**0.97**			**1.09**	**(5.7%)**

Source: Company information, Datastream, Exane BNP Paribas, Beta Barra GEM3 (Global beta); (1) 1-month average Market Cap., 1-month average FX local currency to €

BNP PARIBAS The bank for a changing world

Project Delphes - 23 March 2016 | 24

Cdiscount: Trading multiples valuation (1/2)

DRAFT

A wider and more relevant peer group for Cdiscount compared to Nova

Methodology:
Multiple retained: 2017e peers group median EV/Sales multiples

Case 2 EvEq bridge is used for valuation by Trading multiples, since it adjusts Cdiscount's Net Financial Debt for proceeds from Factoring, which is not taken into consideration in the applied aggregates

No discount applied to peers' median multiple even though Cdiscount has lower profitability generation than its peers due to relevant peer group

Trading multiples

€m	Market Cap.	EV	EV/Sales 2016e	EV/Sales 2017e	EV/Sales 2018e	EV/EBITDA 2016e	EV/EBITDA 2017e	EV/EBITDA 2018e	EV/EBITA 2016e	EV/EBITA 2017e	EV/EBITA 2018e	Adjusted PE Ratio 2016e	Adjusted PE Ratio 2017e	Adjusted PE Ratio 2018e
Amazon.Com	235,347	228,772	1.99x	1.67x	1.40x	20.6x	16.4x	12.8x	nm	nm	23.2x	nm	nm	31.1x
Ao World	930	898	0.98x	0.80x	na	nm	nm	na	nm	nm	na	nm	nm	na
Zooplus	790	746	0.81x	0.65x	na	nm	24.2x	na	nm	26.3x	na	nm	41.9x	na
Show roomprive	571	451	0.83x	0.69x	0.59x	13.9x	10.1x	7.7x	16.0x	11.4x	8.7x	33.0x	22.6x	17.2x
Verkkokauppa Com	340	314	0.77x	0.65x	0.58x	17.6x	11.6x	na	18.8x	12.1x	9.1x	26.1x	16.4x	na
Banzai	167	142	0.47x	0.36x	0.30x	27.6x	9.0x	5.0x	nm	17.4x	6.9x	nm	33.2x	13.1x
Qliro Group	129	121	0.20x	0.19x	0.18x	11.0x	5.6x	4.1x	19.7x	7.6x	5.3x	28.3x	10.6x	7.3x
Average			**0.86x**	**0.72x**	**0.61x**	**18.1x**	**12.8x**	**7.4x**	**18.2x**	**14.9x**	**10.6x**	**29.1x**	**24.9x**	**17.2x**
Median			**0.81x**	**0.65x**	**0.58x**	**17.6x**	**10.8x**	**6.4x**	**18.8x**	**12.1x**	**8.7x**	**28.3x**	**22.6x**	**15.2x**
Sales Cdiscount (€m)			**1,841**	**2,000**	**2,178**									
o/w Cdiscount France			1,818	1,968	2,133									
o/w Cdiscount Intl'			23	33	45									
Cdiscount implied EV pre discount (€m)			***1,488***	***1,303***	***1,254***									
Discount applied			-	-	-									
Cdiscount implied EV retained (€m)			***1,488***	***1,303***	***1,254***									
o/w Cdiscount France retained			*1,470*	*1,281*	*1,228*									
o/w Cdiscount Intl' retained			*19*	*21*	*26*									
EvEq adjustments (€m)		(279)												
Cdiscount implied Eq value (€m)			***1,209***	***1,023***	***975***									
o/w Cdiscount France			*1,190*	*1,002*	*949*									
o/w Cdiscount Intl'			*19*	*21*	*26*									

Operating benchmark

€m	Sales growth 2016e	Sales growth 2017e	Sales growth 2018e	Gross margin 2016e	Gross margin 2017e	Gross margin 2018e	EBITDA margin 2016e	EBITDA margin 2017e	EBITDA margin 2018e	EBITA margin 2016e	EBITA margin 2017e	EBITA margin 2018e	Capex in % of sales 2015e	Capex in % of sales 2016e	Capex in % of sales 2017e
Amazon.Com	+21.0%	+19.1%	+19.3%	34.4%	35.6%	37.4%	9.7%	10.2%	10.9%	3.1%	4.0%	6.0%	4.4%	4.3%	4.2%
Ao World	+27.3%	+22.9%	na	17.8%	17.8%	na	0.8%	2.3%	na	(0.7%)	na	na	0.8%	na	na
Zooplus	+28.0%	+24.8%	na	27.0%	26.1%	na	2.1%	2.7%	na	1.9%	2.5%	na	0.5%	0.4%	na
Show roomprive	+22.9%	+20.3%	+17.1%	40.3%	40.1%	40.9%	5.9%	6.8%	7.6%	5.2%	6.1%	6.8%	1.4%	1.4%	1.5%
Verkkokauppa Com	+19.3%	+17.6%	+13.1%	15.8%	17.1%	na	4.3%	5.6%	na	4.1%	5.4%	6.3%	0.3%	0.3%	0.3%
Banzai	+29.0%	+28.7%	+21.7%	20.5%	19.8%	21.5%	1.7%	4.1%	6.0%	(0.8%)	2.1%	4.3%	5.4%	4.2%	2.3%
Qliro Group	+6.5%	+5.9%	+6.1%	13.8%	14.5%	14.5%	1.9%	3.4%	4.4%	1.0%	2.5%	3.5%	2.0%	1.7%	1.5%
Average	**+22.0%**	**+19.9%**	**+15.5%**	**24.2%**	**24.4%**	**28.6%**	**3.8%**	**5.0%**	**7.2%**	**2.0%**	**3.8%**	**5.4%**	**2.1%**	**2.1%**	**1.9%**
Median	**+22.9%**	**+20.3%**	**+17.1%**	**20.5%**	**19.8%**	**29.4%**	**2.1%**	**4.1%**	**6.8%**	**1.9%**	**3.3%**	**6.0%**	**1.4%**	**1.6%**	**1.5%**
Cdiscount	***+4.6%***	***+8.2%***	***+8.4%***	***14.5%***	***16.3%***	***17.9%***	***1.6%***	***3.2%***	***4.8%***	***(1.0%)***	***0.6%***	***2.3%***	***2.3%***	***2.3%***	***2.3%***

Source: Datastream, company information. Note: Market cap. based on 1m avg share price

BNP PARIBAS The bank for a changing world

Project Delphes - 23 March 2016 | 25

Cdiscount: Trading multiples valuation (2/2)

DRAFT

Alternative methodology to cross-check peers' group median multiples

<u>Methodology:</u>
AO World assumed as the most comparable peer (business profile, product offering, size, etc.).
Multiple retained: 2017e AO World EV/Sales multiples with a 20% discount to take into account Cdiscount's lower growth profile (see appendix for more details)

Case 2 EvEq bridge is used for valuation by Trading multiples, since it adjusts Cdiscount's Net Financial Debt for proceeds from Factoring, which is not taken into consideration in the applied aggregates

Please see Appendix for details on applied discount

Trading multiples

€m	Market Cap.	EV	EV/Sales 2016e	EV/Sales 2017e	EV/Sales 2018e		EV/EBITDA 2016e	EV/EBITDA 2017e	EV/EBITDA 2018e	EV/EBITA 2016e	EV/EBITA 2017e	EV/EBITA 2018e	Adjusted PE Ratio 2016e	Adjusted PE Ratio 2017e	Adjusted PE Ratio 2018e
Amazon.Com	235,347	228,772	1.99x	1.67x	1.40x		20.6x	16.4x	12.8x	nm	nm	23.2x	nm	nm	31.1x
Ao World	930	898	0.98x	0.80x	na		nm	nm	na	nm	nm	na	nm	nm	na
Zooplus	790	746	0.81x	0.65x	na		nm	24.2x	na	nm	26.3x	na	nm	41.9x	na
Show roomprive	571	451	0.83x	0.69x	0.59x		13.9x	10.1x	7.7x	16.0x	11.4x	8.7x	33.0x	22.6x	17.2x
Verkkokauppa Com	340	314	0.77x	0.65x	0.58x		17.6x	11.6x	na	18.8x	12.1x	9.1x	26.1x	16.4x	na
Banzai	167	142	0.47x	0.36x	0.30x		27.6x	9.0x	5.0x	nm	17.4x	6.9x	nm	33.2x	13.1x
Qliro Group	129	121	0.20x	0.19x	0.18x		11.0x	5.6x	4.1x	19.7x	7.6x	5.3x	28.3x	10.6x	7.3x
Average			**0.86x**	**0.72x**	**0.61x**		**18.1x**	**12.8x**	**7.4x**	**18.2x**	**14.9x**	**10.6x**	**29.1x**	**24.9x**	**17.2x**
Median			**0.81x**	**0.65x**	**0.58x**		**17.6x**	**10.8x**	**6.4x**	**18.8x**	**12.1x**	**8.7x**	**28.3x**	**22.6x**	**15.2x**
Sales Cdiscount (€m)			**1,841**	**2,000**	**2,178**										
o/w Cdiscount France			1,818	1,968	2,133										
o/w Cdiscount Intl'			23	33	45										
Cdiscount implied EV pre discount (€m)			***1,804***	***1,595***	***na***										
Discount applied			*20.0%*	*20.0%*	*20.0%*	*Derived by applying AOWorld 2016e / 2017e estimated metrics into Cdiscount DCF*									
Cdiscount implied EV retained (€m)			***1,443***	***1,276***	***na***										
o/w Cdiscount France retained			*1,425*	*1,255*	*na*										
o/w Cdiscount Intl' retained			*18*	*21*	*na*										
EvEq adjustments (€m)		(279)													
Cdiscount implied Eq value (€m)			***1,164***	***997***	***na***										
o/w Cdiscount France			*1,145*	*976*	*na*										
o/w Cdiscount Intl'			*18*	*21*	*na*										

Operating benchmark

€m	Sales growth 2016e	Sales growth 2017e	Sales growth 2018e	Gross margin 2016e	Gross margin 2017e	Gross margin 2018e	EBITDA margin 2016e	EBITDA margin 2017e	EBITDA margin 2018e	EBITA margin 2016e	EBITA margin 2017e	EBITA margin 2018e	Capex in % of sales 2015e	Capex in % of sales 2016e	Capex in % of sales 2017e
Amazon.Com	+21.0%	+19.1%	+19.3%	34.4%	35.6%	37.4%	9.7%	10.2%	10.9%	3.1%	4.0%	6.0%	4.4%	4.3%	4.2%
Ao World	+27.3%	+22.9%	na	17.8%	17.8%	na	0.8%	2.3%	na	(0.7%)	na	na	0.8%	na	na
Zooplus	+28.0%	+24.8%	na	27.0%	26.1%	na	2.1%	2.7%	na	1.9%	2.5%	na	0.5%	0.4%	na
Show roomprive	+22.9%	+20.3%	+17.1%	40.3%	40.1%	40.9%	5.9%	6.8%	7.6%	5.2%	6.1%	6.8%	1.4%	1.4%	1.5%
Verkkokauppa Com	+19.3%	+17.6%	+13.1%	15.8%	17.1%	na	4.3%	5.6%	na	4.1%	5.4%	6.3%	0.3%	0.3%	0.3%
Banzai	+29.0%	+28.7%	+21.7%	20.5%	19.8%	21.5%	1.7%	4.1%	6.0%	(0.8%)	2.1%	4.3%	5.4%	4.2%	2.3%
Qliro Group	+6.5%	+5.9%	+6.1%	13.8%	14.5%	14.5%	1.9%	3.4%	4.4%	1.0%	2.5%	3.5%	2.0%	1.7%	1.5%
Average	**+22.0%**	**+19.9%**	**+15.5%**	**24.2%**	**24.4%**	**28.6%**	**3.8%**	**5.0%**	**7.2%**	**2.0%**	**3.8%**	**5.4%**	**2.1%**	**2.1%**	**1.9%**
Median	**+22.9%**	**+20.3%**	**+17.1%**	**20.5%**	**19.8%**	**29.4%**	**2.1%**	**4.1%**	**6.8%**	**1.9%**	**3.3%**	**6.0%**	**1.4%**	**1.6%**	**1.5%**
Cdiscount	***+4.6%***	***+8.2%***	***+8.4%***	***14.5%***	***16.3%***	***17.9%***	***1.6%***	***3.2%***	***4.8%***	***(1.0%)***	***0.6%***	***2.3%***	***2.3%***	***2.3%***	***2.3%***

Source: Datastream, company information. Note: Market cap. based on 1m avg share price

BNP PARIBAS The bank for a changing world

Project Delphes - 23 March 2016 | 26

Cdiscount: Transaction multiples valuation

DRAFT

For information purposes only

Methodology:
Sample based on European electronics e-commerce transactions

Sample median EV/Sales applied to LTM Sales (Full Year 2015)

Selected precedent transactions and Cdiscount implied Equity Value (€m)

Date	Target	Country	Business overview	Acquiror	% acquired	EV (EURm)	Implied multiples[1] xSales	xEBITDA	xEBITA	PER
Dec-15	Materiel.net	France	Online retailer of high tech products	LDLC	100%	41	0.27x	--	11.4x	--
Feb-12	Bol.com	Netherlands	Books, entertainment, electronics devices and toys	Ahold	100%	350	0.99x	--	--	--
Oct-11	rueducomerce.com	France	Hightech retailer	Altarea Cogedim	96%	85	0.27x	15.8x	60.1x	72.0x
Apr-11	Tretti AB	Sweden	White goods and domestic appliances	CDON Group	97%	40	0.79x	13.0x	14.3x	--
Mar-11	Redcoon	Germany	Electronic goods	Metro Group	90%	139	0.39x	--	--	--
Dec-10	NetonNet	Sweden	Electronic products	Siba	97%	27	0.11x	5.5x	10.5x	--
Aug-10	CDON Group	Sweden	Movies, music, games, books and consumer electronics	Modern Times Group	100%	237	1.27x	17.0x	17.8x	--
Apr-09	Bol.com	Netherlands	Books, entertainment, electronics devices and toys	Cyrte Investments	100%	200	0.89x	--	--	--
Average							**0.62x**	**12.8x**	**22.8x**	**72.0x**
Median							**0.59x**	**14.4x**	**14.3x**	**72.0x**

2015 Cdiscount Sales (€m)	1,765
o/w Cdiscount France (€m)	1,737
o/w Cdiscount Intl' (€m)	28
Implied EV (€m)	***1,043***
o/w Cdiscount France (€m)	*1,026*
o/w Cdiscount Intl' (€m)	*16*
EvEq adjustments (€m)	(279)
Implied Equity Value (€m)	***763***

Note: (1) Implied multiples based on LTM financials
Source: Datastream, company information, Press

BNP PARIBAS The bank for a changing world

Project Delphes - 23 March 2016 | 27

DRAFT Project Delphes - 23 March 2016 28 Nova valuation Cdiscount valuation Cnova valuation Via Varejo / Nova expected synergies Buyout premia analysis Appendix 1 2 3 4 5 7 17 28 40 43 47

Cnova: Multi-criteria valuation approach

DRAFT

IPO price is only considered as a benchmark in a valuation process as of today considering recent Brazilian macro-economic and political headwinds since then

Methodology	Main considerations	Assessment
1 Share price performance	■ Valuation grounded on company share trading in the stock market. Average of different time horizons applied (spot, 1m, 3m, 6m, 12m, since IPO, at IPO) ■ Potentially capturing specific market events / company executed or expected corporate actions that may punctually / over a period of time have a significant impact on company valuation ■ IPO price is a benchmark. However recent Brazilian macroeconomic and political headwinds have strongly impacted Cnova share price and could not be disregarded	✓✓ *Benchmark*
2 Brokers	■ Valuation based on share Target Prices estimated by brokers covering Cnova	✓✓ *Benchmark*
3 Discounted Cash Flow ("DCF")	■ SOTP based on Nova and Cdiscount valuation obtained through DCF ■ Includes holding costs	✓✓✓ ***Main valuation methodology*** *(catch long term recovery)*
4 Trading multiples of comparable companies	■ SOTP based on Nova and Cdiscount valuation obtained through trading multiples ■ Includes holding costs	✓ *Valuation multiples used as reference value*
5 Transaction multiples	■ Not retained given no relevance in scenario under analysis (where no control premium can be materialised) ■ No applicable transactions in electronics e-commerce in Latam reflecting current Brazil macro-environment	*For information purposes only*

BNP PARIBAS The bank for a changing world

Project Delphes - 23 March 2016 | 29

DRAFT Project Delphes - 23 March 2016 Cnova: multi-criteria valuation summary Premiums applied correspond to the min and max of the median of premiums registered in buyout transactions in Brazil, Europe and US fulfilling the following criteria: i) ≥ EUR 100m deal value, ii) involving an initial stake ≥ 30%, iii) paid in cash and iv) occurring between 2011 – 2016 (see section 5 Buyout premia analysis for list of transactions retained) 30 €2.84 ($3.14) /share based on DCF central valuation methodology, above share price during recent periods and consistent with alternative methodologies Cnova (Equity value & Share price) +X% +X% Premium range applied on average point: Relevancy Equity Value (€m) Share Price (€) Spot as of 18/03/16 1m avg Min/Max of the VWAP 3m avg Min/Max of the VWAP 6m avg Min/Max of the VWAP 12m avg Min/Max of the VWAP Since IPO Min/Max of the VWAP @IPO (20/11/14) Min/Max of the brokers' target price WACC +/ - 0.25% g +/ - 0.5% Based on 2017e EV/Sales +/- 2.5% Based on LTM EV/Sales +/- 2.5% EQUITY VALUE (€m) - 500 1,000 1,500 2,000 2,500 3,000 3,500 - 1.20 2.40 3.60 4.80 6.00 7.20 8.40 Bridge Ev-Eq Case 1 (as of 31/12/15) 166 166 166 166 166 166 166 166 ENTREPRISE VALUE (€m) 166 666 1,166 1,666 2,166 2,666 3,166 3,666 2016e EV/Sales 3,313 0.05x 0.20x 0.35x 0.50x 0.65x 0.80x 0.96x 1.11x 2017e EV/Sales 3,624 0.05x 0.18x 0.32x 0.46x 0.60x 0.74x 0.87x 1.01x SHARE PRICE DCF TRANSACTION MULTIPLES Methodology TRADING MULTIPLES BROKERS TARGET PRICE 874 874 874 874 874 605 1,095 1,251 1,993 969 1,037 1,037 1,541 2,719 3,167 2,463 1,614 1,443 1,315 2,095 +15% +36% +16%+28% +19% +29% +19%+30% +13% +32% 1.98 1.98 1.98 1.98 1.98 1.37 2.48 2.83 4.52 2.20 2.35 2.35 3.49 6.16 7.18 5.58 3.66 3.27 2.98 4.75 +15% +36% +16% +28% +19% +29% +19% +30% +13% +32% 1,015 2.30 xxx x 1,252 2.84 xx xx

Cnova: EV – Equity adjustments

DRAFT

As of 31/12/2015, subject to potential impact of Class Action lawsuit filed in Jan 2016

EV – Equity adjustment

In €m

	Case 1: Normative WC with instalments[(1)]					*Case 2: Normative WC without instalments[(2)]*					
Category	**Nova**	**+**	**Cdiscount**	**=**	**Cnova**	**Nova**	**+**	**Cdiscount**	**=**	**Cnova**	**Comments**
Long term financial debt	8.3	+	6.5	=	14.8	8.3	+	6.5	=	14.8	Incl. loans & borrowings, lease financing and accrued interests
Short term financial debt	2.7	+	129.5	=	132.2	2.7	+	129.5	=	132.2	Incl. loans & borrowings, lease financing and accrued interests
Cash & Cash equivalents	(254.4)	+	(146.4)	=	(400.8)	(254.4)	+	(146.4)	=	(400.8)	Incl. marketable securities
Net debt / (Net Cash)	**(243.4)**		**(10.4)**		**(253.8)**	**(243.4)**		**(10.4)**		**(253.8)**	
Securitization	-	+	-	=	-	-	+	-	=	-	
NWC seasonality cash adjustment	247.8	+	198.8	=	446.6	142.2	+	134.2	=	276.4	WC Normalisation from December levels to LTM average[(3)]
Debt increase if no factoring	-	+	-	=	-	423.7	+	198.3	=	622.0	Required to adjust cash position for proceeds from factoring
Financial Assets (incl. Associates)	-	+	(7.0)	=	(7.0)	-	+	(7.0)	=	(7.0)	Assets held for sale (Vietnam) and other financial assets
Deferred tax assets	(5.7)	+	(18.0)	=	(23.7)	(7.6)	+	(19.2)	=	(26.8)	NPV of deferred tax assets at Cdiscount and Nova
Employee benefits	-	+	1.7	=	1.7	-	+	1.7	=	1.7	Incl. pension provisions
Debt-like provisions	15.3	+	4.1	=	19.4	15.3	+	4.1	=	19.4	Incl. provision for restructuring, Brazilian fraud and diverse lawsuits
Proceeds sale of stake Cdiscount Thailand	-	+	(28.0)	=	(28.0)	-	+	(28.0)	=	(28.0)	Transaction signed on Feb 27, 2016 and completed on Mar 21, 2016
Proceeds sale of Cdiscount Vietnam	-	+	[ ]	=	-	-	+	[ ]	=	-	Difference vs. book value of €4.3m already in Assets held for sale
Costs related to Class action filed in the US	-	+	-	=	5.0	-	+	-	=	5.0	Based on our understanding as of today - update in due time
Cash from dilutive financial instruments	-	+	-	=	-	-	+	-	=	-	
Minority interests	-	+	5.5	=	5.5	-	+	5.5	=	5.5	
Total Enterprise Value Adjustments	**14.0**		**146.7**		**165.6**	**330.1**		**279.2**		**614.3**	
NOSH (in m)					**441.3**					**441.3**	As of 31/12/2015
			[DCF]					*[Multiples]*			

(1) Case 1 is used for DCF valuation since Installment costs are taken into account in the Cash Flows; (2) Case 2 is used for valuation through Trading multiples, since it adjusts Nova's NWC and Net Financial Debt for Factoring impact, which is not taken into consideration in the applied aggregates; (3) Includes estimated Brazilian fraud impact at WC level - see detailed Working Capital normalization in appendix; Note I: Exchange rate used EUR 1.00= BRL4.2 (1m average as of 18/03/2016); Note II: Key missing information / issues to be tackled: Potential impact of Class Action lawsuit filed in January 2016 on behalf of purchasers of CNova Securities

BNP PARIBAS The bank for a changing world

Project Delphes - 23 March 2016 | 31

DRAFT (in EUR) 20/11/14 - 18/03/16 ('000) 2.3 2.8 3.1 3.4 4.6 4.6 5.1 6.0 5.8 6.1 6.1 7.3 7.3 8.7 8.7 7.7 - 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 Nov-14 Jan-15 Mar-15 May-15 Jul-15 Sep-15 Nov-15 Jan-16 Volumes Cnova Target price avg. to date Price at IPO 5.9 Declining Cnova share price since IPO discards this methodology Project Delphes - 23 March 2016 32 Since IPO Cnova share price decreased by (60.7%) while decreasing by (9.4%) from start of the Brazilian inventory review to March 2016 Cnova share price and main results release since its IPO (€) Since its IPO Cnova share price has been impacted by - Results released below analysts’ expectations - Unfavourable Brazilian economic climate since Cnova IPO as well as FX deflation 29/04/15: Q1 2015 results: Margins published below expectations 22/07/15: Q2 2015 results: Margins and H2 2015 guidance below expectations 28/01/15: Q4 2014 results: Margins below expectations and cautious Q1 2015 guidance 28/10/15: Q3 2015 results: Poor performance in Brazil and decelerating growth trends 24/02/15: Q4 2015 results: Profits below consensus 18/12/15: Cnova share price evolution (based on IPO price) -51.3% Class Action -9.4% Cnova share price performance and Brazilian Index (€; rebased on Cnova) Source: Datastream EUR/BRL exchange rate evolution since Cnova IPO 2.5 3.0 3.5 4.0 4.5 5.0 Nov-14 Jan-15 Mar-15 May-15 Jul-15 Sep-15 Nov-15 Jan-16 1 2 3 4 5 6 7 8 9 Nov-14 Jan-15 Mar-15 May-15 Jul-15 Sep-15 Nov-15 Jan-16 Cnova Brazil Bovespa (€) Brazil Bovespa (BRL) (65.3%) (24.9%) (4.8%)

Cnova: Share Price Performance (2/2) DRAFT Project Delphes - 23 March 2016 33 High volatility of Cnova share over the last weeks Low liquidity of Cnova shares which does not offer a good exit for minorities Cnova share trading volume statistics Source: Datastream Cnova Share Price Performance vs. Main market references Daily volumes Rotation (In EUR) 18/03/15 - 18/03/16 As of 18/03/16 Spot 465 2.2 1.0 0.11% 1.75% Last month 133 2.1 0.3 0.03% 0.50% Last 3 months 165 2.1 0.4 0.04% 0.62% Last 6 months 113 2.3 0.3 0.03% 0.43% Last 9 months 94 2.8 0.3 0.02% 0.36% Last 12 months 102 3.6 0.4 0.02% 0.38% Source: Datastream * Based on weighted average closing share price Traded volumes by price range Based on closing share price 18/03/15 - 18/03/16 (In EUR per share) Over capital Over f ree f loat Average '000 Wght. avg. share price Vol. in EURm* 48.9% 6.0% 4.2% 17.1% 23.8% 2.0 to 2.8 2.8 to 3.7 3.7 to 4.5 4.5 to 5.3 5.3 to 6.2 - 500 1,000 1,500 2,000 - 2.0 4.0 6.0 8.0 Mar-15 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Volumes Cnova Share price Performance (In EUR) 18/03/15 - 18/03/16 As of 18/03/16 Min. Max. Spot -- 2.2 -- -- -- 1-month 2.0 2.1 2.3 (4.0%) (8.5%) 3-month 2.0 2.1 2.3 (19.3%) (13.1%) 6-month 2.0 2.3 3.5 (35.6%) (38.4%) 9-month 2.0 2.8 5.2 (57.0%) (55.3%) 12-month 2.0 3.6 6.2 (59.0%) (53.0%) Since IPO 2.0 4.2 7.2 @ IPO -- 5.6 -- NB: Weighted average and performance based on closing share price Vol. w ght. avg. Absolute perf . Rel. to Nasdaq (In EUR per share) 1.0 2.0 3.0 4.0 5.0 6.0 7.0 Mar-15 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Cnova Nasdaq 100 (rebased)

Brokers' views on Cnova

DRAFT

Brokers valuing Cnova at an average target price of €2.3

Last publication: Q4 2015 (24/02/2016)

Brokers' views (after last earnings publication)

(in EUR)

Broker	Analyst's name	Date of review	Reco.	Target price	Price @ reco.	Previous target[1]	% change vs. previous	
Exane	*Simon Bowler*	14/03/2016	Neutral	1.8	2.2	1.8	-	▶
JP Morgan	*Borja Olcese*	01/03/2016	Neutral	2.5	2.0	2.5	-	▶
HSBC	*Richard Cathcart*	29/02/2016	Sell	1.4	2.1	1.5	(6.3%)	▼
Credit Suisse	*Stephen Ju*	25/02/2016	Sell	3.7	2.2	3.7	-	▶
Societe Generale	*Arnaud Joly*	25/02/2016	Neutral	2.4	2.2	2.4	-	▶
Deutsche Bank	*Kevin LaBuz*	24/02/2016	Neutral	2.3	2.3	3.7	(37.5%)	▼
Kepler Cheuvreux	*Fabienne Caron*	24/02/2016	Neutral	2.1	2.3	2.1	-	▶
Average				**2.3**		**2.5**	**(8.3%)**	

Brokers' recommendations development[2]



22%
78%
11%
33%
56%
13%
38%
50%
57%
43%
11%
44%
44%
11%
44%
44%
11%
44%
44%
11%
56%
33%
11%
78%
11%
20%
80%
25%
75%
33%
67%
33%
67%
33%
67%
Mar-15
May-15
Jul-15
Sep-15
Nov-15
Jan-16
Mar-16
Today
Buy
Hold
Sell

Target Price by range



(in EUR)
vs. spot as of 18/03/16
Min: 1.4
-37.5%
Avg.: 2.3
+4.7%
Max: 3.7
+66.6%
28.6%
28.6%
28.6%
-
14.3%
1.4 to 1.8
1.8 to 2.3
2.3 to 2.7
2.7 to 3.2
3.2 to 3.7

Note: (1) Before last publication; (2) includes all brokers (even before last earnings publication)
Source: Datastream

BNP PARIBAS The bank for a changing world

Project Delphes - 23 March 2016 | 34

# Cnova: Business Plan overview

DRAFT

| (FYE 31/12) | | Dec-15 | MANAGEMENT FORECASTS Dec-16 | Dec-17 | Dec-18 | EXTRAPOLATION Dec-19 | Dec-20 | Dec-21 | Dec-22 | Dec-23 | Dec-24 | NORM. Dec-25 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **GMV excl taxes** | (€m) | 4,242 | 4,551 | 5,222 | 6,158 | 7,333 | 9,034 | 10,785 | 12,465 | 13,931 | 15,039 | 15,661 |
| *Growth %* | (%) | | +7.3% | +14.7% | +17.9% | +19.1% | +23.2% | +19.4% | +15.6% | +11.8% | +8.0% | +4.1% |
| o/w Cdiscount | (€m) | 2,116 | 2,476 | 2,773 | 3,185 | 3,758 | 4,547 | 5,330 | 6,044 | 6,624 | 7,008 | 7,148 |
| *Growth %* | (%) | | +17.0% | +12.0% | +14.8% | +18.0% | +21.0% | +17.2% | +13.4% | +9.6% | +5.8% | +2.0% |
| o/w Nova | (€m) | 2,094 | 2,045 | 2,405 | 2,906 | 3,575 | 4,487 | 5,456 | 6,421 | 7,307 | 8,031 | 8,513 |
| *Growth %* | (%) | | +11.6% | +17.6% | +20.9% | +23.0% | +25.5% | +21.6% | +17.7% | +13.8% | +9.9% | +6.0% |
| **Net sales HT** | **(€m)** | **3,420** | **3,313** | **3,624** | **4,042** | **4,680** | **5,619** | **6,521** | **7,495** | **8,330** | **8,877** | **9,242** |
| *Growth %* | (%) | | -3.1% | +9.4% | +11.5% | +15.8% | +20.1% | +16.0% | +14.9% | +11.1% | +6.6% | +4.1% |
| o/w Cdiscount | (€m) | 1,737 | 1,818 | 1,968 | 2,133 | 2,483 | 2,963 | 3,425 | 3,830 | 4,138 | 4,252 | 4,337 |
| *Growth %* | (%) | | +4.6% | +8.2% | +8.4% | +16.4% | +19.4% | +15.6% | +11.8% | +8.0% | +2.8% | +2.0% |
| o/w Nova | (€m) | 1,655 | 1,472 | 1,624 | 1,864 | 2,134 | 2,565 | 2,970 | 3,503 | 3,994 | 4,398 | 4,662 |
| *Growth %* | (%) | | +1.7% | +10.3% | +14.8% | +14.5% | +20.2% | +15.8% | +17.9% | +14.0% | +10.1% | +6.0% |
| **EBITDA before Instalments[1]** | **(€m)** | **(111)** | **38** | **108** | **188** | **256** | **341** | **435** | **515** | **589** | **659** | **689** |
| *% of Net Sales* | (%) | (3.2%) | 1.1% | 3.0% | 4.6% | 5.5% | 6.1% | 6.7% | 6.9% | 7.1% | 7.4% | 7.5% |
| o/w Cdiscount | (€m) | 13 | 30 | 63 | 102 | 126 | 160 | 195 | 230 | 262 | 295 | 303 |
| *% of Net Sales* | (%) | 0.7% | 1.6% | 3.2% | 4.8% | 5.1% | 5.4% | 5.7% | 6.0% | 6.3% | 6.9% | 7.0% |
| o/w Nova | (€m) | (102) | 14 | 50 | 89 | 133 | 185 | 242 | 285 | 324 | 355 | 377 |
| *% of Net Sales* | (%) | (6.2%) | 1.0% | 3.1% | 4.8% | 6.2% | 7.2% | 8.2% | 8.1% | 8.1% | 8.1% | 8.1% |
| **EBITDA** | **(€m)** | **(190)** | **(60)** | **5** | **71** | **175** | **245** | **324** | **391** | **455** | **521** | **544** |
| *% of Net Sales* | (%) | (5.5%) | (1.8%) | 0.1% | 1.8% | 3.7% | 4.4% | 5.0% | 5.2% | 5.5% | 5.9% | 5.9% |
| o/w Cdiscount | (€m) | (0) | 7 | 40 | 79 | 104 | 133 | 164 | 195 | 224 | 257 | 263 |
| *% of Net Sales* | (%) | (0.0%) | 0.4% | 2.0% | 3.7% | 4.2% | 4.5% | 4.8% | 5.1% | 5.4% | 6.0% | 6.1% |
| o/w Nova | (€m) | (167) | (60) | (30) | (5) | 75 | 115 | 162 | 195 | 227 | 256 | 271 |
| *% of Net Sales* | (%) | (10.1%) | (4.1%) | (1.9%) | (0.2%) | 3.5% | 4.5% | 5.4% | 5.6% | 5.7% | 5.8% | 5.8% |
| **CAPEX** | **(€m)** | **(76)** | **(65)** | **(75)** | **(83)** | **(99)** | **(122)** | **(146)** | **(168)** | **(188)** | **(202)** | **(210)** |
| *% of GMV* | (%) | (1.8%) | (1.4%) | (1.4%) | (1.3%) | (1.4%) | (1.4%) | (1.4%) | (1.4%) | (1.3%) | (1.3%) | (1.3%) |
| *% of Net Sales* | (%) | (2.2%) | (2.0%) | (2.1%) | (2.0%) | (2.1%) | (2.2%) | (2.2%) | (2.2%) | (2.3%) | (2.3%) | (2.3%) |
| o/w Cdiscount | (€m) | (43) | (41) | (46) | (50) | (58) | (71) | (83) | (94) | (103) | (109) | (111) |
| *% of GMV* | (%) | (2.0%) | (1.7%) | (1.7%) | (1.6%) | (1.6%) | (1.6%) | (1.6%) | (1.6%) | (1.6%) | (1.6%) | (1.6%) |
| *% of Net Sales* | (%) | (2.5%) | (2.3%) | (2.3%) | (2.3%) | (2.4%) | (2.4%) | (2.4%) | (2.5%) | (2.5%) | (2.6%) | (2.6%) |
| o/w Nova | (€m) | (29) | (21) | (26) | (32) | (39) | (49) | (60) | (71) | (80) | (88) | (94) |
| *% of GMV* | (%) | (1.4%) | (1.0%) | (1.1%) | (1.1%) | (1.1%) | (1.1%) | (1.1%) | (1.1%) | (1.1%) | (1.1%) | (1.1%) |
| *% of Net Sales* | (%) | (1.7%) | (1.4%) | (1.6%) | (1.7%) | (1.8%) | (1.9%) | (2.0%) | (2.0%) | (2.0%) | (2.0%) | (2.0%) |
| **Working Capital[2]** | **(€m)** | **(222)** | **(224)** | **(234)** | **(240)** | **(278)** | **(332)** | **(384)** | **(439)** | **(485)** | **(514)** | **(534)** |
| *% of Net Sales* | (%) | (6.5%) | (6.8%) | (6.5%) | (5.9%) | (5.9%) | (5.9%) | (5.9%) | (5.9%) | (5.8%) | (5.8%) | (5.8%) |
| o/w Cdiscount | (€m) | (78) | (112) | (127) | (143) | (166) | (198) | (229) | (256) | (277) | (285) | (290) |
| *% of Net Sales* | (%) | (4.5%) | (6.1%) | (6.4%) | (6.7%) | (6.7%) | (6.7%) | (6.7%) | (6.7%) | (6.7%) | (6.7%) | (6.7%) |
| o/w Nova | (€m) | (145) | (112) | (108) | (97) | (111) | (134) | (155) | (183) | (208) | (230) | (243) |
| *% of Net Sales* | (%) | (8.7%) | (7.6%) | (6.6%) | (5.2%) | (5.2%) | (5.2%) | (5.2%) | (5.2%) | (5.2%) | (5.2%) | (5.2%) |

Note: (1) excluding Holding costs of €15m in 2016e and €7m in 2017e and onwards & before instalment and factoring costs; (2) excluding Cdiscount International

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Cnova: SOTP valuation based on DCF DRAFT Project Delphes - 23 March 2016 36 From EV to Equity Value (€m) Note: (1) Sum of Nova and Cdiscount Ev-Eq bridge of respectively €14m and €147m (do not include the amount of transaction fees at CNova level, which are to be assessed) in addition to €5m costs related to Class Action in the US (1) €1,127m 1,123 1,417 1,252 4 359 (68) (166) Cdiscount - FR Cdiscount - Intl' Nova Holding costs EV Bridge Ev-Eq Equity

DRAFT 2017e EV/Sales 0.64x 0.64x 0.42x 0.52x Sales (€m) 1,968 33 1,624 3,624 . 1,268 1,897 1,283 21 676 (68) (614) Cdiscount - FR Cdiscount - Intl' Nova Holding costs EV Bridge Ev-Eq Equity Cnova: Trading multiples valuation Project Delphes - 23 March 2016 37 From EV to Equity Value (€m) Based on Cdiscount France 2017e EV/Sales multiple Note: (1) Sum of Nova and Cdiscount Ev-Eq bridge of respectively €330m and €279m (do not include the amount of transaction fees at CNova level, which are to be assessed) in addition to €5m costs related to Class Action in the US (1) €1,289m

Cnova: Transaction multiples valuation DRAFT Project Delphes - 23 March 2016 38 For illustration purpose only From EV to Equity Value (€m) (1) €1,043m Note: (1) Sum of Nova and Cdiscount Ev-Eq bridge of respectively €330m and €279m (do not include the amount of transaction fees at CNova level, which are to be assessed) in addition to €5m costs related to Class Action in the US EV/Sales 0.59x 0.59x 1.02x 0.78x LTM Sales (€m) 1,737 28 1,655 3,420 . 1,026 2,658 2,044 16 1,684 (68) (614) Cdiscount - FR Cdiscount - Intl' Nova Holding costs EV Bridge Ev-Eq Equity

DRAFT WACC (0.50%) (0.25%) 0.25% 0.50% Holding costs' NPV (72) (70) (68) (67) (65) Holding costs: €15m in 2016e (conservative approach) and €7m in 2017e and onwards WACC: of 8.7% (Cdiscount) Tax rate: 25% (Netherlands) Holding costs valuation (€m) Cnova holding costs Project Delphes - 23 March 2016 39 Holding costs valued at ~€68m based on management forecasts Detailed Holding Costs (€m) Note: (1) including IR team wages starting in 2017 €m Dec-16 Dec-17 Tax and legal adv. (0.8) Printing - Merril (0.1) Legal & Compliance (0.9) - Audit fees (EY) (1.0) (0.2) Memberships & subs. (0.0) Conso (1.0) (0.2) Costs listing Nasdaq (0.0) FTI & other (0.2) (0.8) Membership (0.1) IR (0.4) (0.8) Wages NV & France (6.3) (1.1) Temporary employees (0.4) Director's fees (0.3) (0.3) Other labour costs (0.3) (0.2) Labour costs (7.2) (1.6) Travel expenses (0.3) Office rent and maintenance (0.6) (0.3) Other expenses (0.6) (0.3) Other general expenses (1.5) (0.6) Management fees (4.3) (1.9) ROC (15.4) (5.1) APCO (0.0) - Additional costs considering Nasdaq listing - (1.8) Total holding costs (15.4) (6.9) (1) Holding costs not included in stand-alone Business Plans for Nova and Cdiscount but included in Cnova valuation by SOTP as a separate item

DRAFT Project Delphes - 23 March 2016 40 Nova valuation Cdiscount valuation Cnova valuation Via Varejo / Nova expected synergies Buyout premia analysis Appendix 1 2 3 4 5 7 17 28 40 43 47

Nova / Via Varejo expected synergies (1/2)

DRAFT

Detailed initiatives

Initiative	Description	EBITDA impact (2018 run rate)
Logistic rationalization	■ Synergies from **new transportation model** (e.g. include Cnova in VV carriers), **strategic sourcing** (contracts renegotiations, etc.), **rationalised network and organisation, inbound freight**, etc. ⇨ *Logistics savings expected: Between BRL83m – BRL113m (12%-16% of cost base) by 2018*	*BRL98m / €22m*
Kiosk introduction in VV stores	■ Offer Nova assortment to VV store customers: categories / products not available in-stores and services sales expected on this additional volume ⇨ *Additional sales expected: +BRL450m on sales and +BRL24m on services for VV by 2018*	*BRL23m / €5m*
Click & Collect development	■ **Increasing number of pick-up points from 419 to 650** and allowing the pick-up of **all products** (VV and non VV sourced) as well as products bought on **another group's banner web site** ⇨ *Additional sales expected: +5.0% for Nova by 2018*	*BRL16m / €4m*
Out-of stock reduction at Nova	■ **Reduction of the out-of stock rate from 17% to 9%** at Nova on top 350 selling SKUs (representing half of Nova sales) between 2015 and 2018 ⇨ *Additional sales expected: +4.0% for Nova by 2018*	*BRL10m / €2m*
Omnichannel Advertising	■ **Mutualization** of advertising strategy with the **same advertising expenditures:** Nova will benefit from VV Television campaigns while VV will benefit from online advertising on Nova sites ⇨ *Additional sales expected: +0.5% for VV and +1.5% for Nova by 2018*	*BRL13m / €3m*
Customer litigation costs decrease at Nova	■ Customer litigation costs should be reduced significantly by **an improved logistics service** ⇨ *Customer litigation costs expected to decrease by 50% for Nova by 2017*	*BRL25m / €6m*
Headquarters rationalization	■ Optimization of HQ costs (Finance, Commercial and B2B, HR, Customer services, Executives, etc.) ■ No closures expected ⇨ *HQ costs expected to decrease by 20% by 2017*	*BRL23m / €5m*
Brazil / France e-commerce de-synergies	■ Nova will not benefit from cross border services sales to international suppliers any more ■ Other existing synergies with Cdiscount should be preserved (international sourcing, best practices) ⇨ *Lost of sales expected: BRL4.3m of sales generated in 2015*	*BRL(4)m / €(1)m*
Total		*BRL204m / €47m*

Source: M.M. Friedrich, Heilbronn & Fiszer

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Project Delphes - 23 March 2016 | 41

Nova / Via Varejo expected synergies (2/2)

DRAFT

Synergies valued at ~€117m

Pre-tax synergies (€m)

	Dec-16	Dec-17	Dec-18
Net gains (€m)			
Logistic rationalization	9	17	23
Kiosk introduction in VV stores	1	3	5
Click & Collect development	1	2	4
Out-of stock reduction at NV	1	2	2
Omnichannel Advertising	1	3	3
Brazil / France e-commerce de-synergies	(1)	(1)	(1)
Customer litigation costs decrease at Nova	1	6	6
Headquarters rationalization	1	5	5
Total expected - pre % of completion	**14**	**38**	**47**
Probability of completion	*70.0%*	*70.0%*	*70.0%*
Total expected - post % of completion	**10**	**26**	**33**
Synergies ramp-up			
Logistic rationalization	41%	76%	100%
Kiosk introduction in VV stores	17%	50%	100%
Click & Collect development	20%	60%	100%
Out-of stock reduction at NV	33%	100%	100%
Omnichannel Advertising	33%	100%	100%
Brazil / France e-commerce de-synergies	83%	100%	100%
Customer litigation costs decrease at Nova	25%	100%	100%
Headquarters rationalization	13%	100%	100%
Total synergies ramp-up	**29%**	**74%**	**100%**

Source: M.M. Friedrich, Heilbronn & Fiszer

Synergies valuation (€m)

- **Phasing:**
  - All sources of synergies expected to be run-rate in 2018 (74% in 2017)
- **Probability of completion: 70%**
- **WACC:** Nova WACC at 17.3%
- **Tax rate:** 34% (Brazil)

Estimated Cash Flow Post Tax (€m)



6
16
22
22
2016e
2017e
2018e
Norm.

	WACC				
	(0.50%)	(0.25%)		0.25%	0.50%
Synergies' NPV	120	118	**117**	115	113
Implied Multiple (x) based on run-rate	*3.7x*	*3.6x*	***3.6x***	*3.5x*	*3.5x*

	% of completion		
	60%	70%	80%
Synergies' NPV	100	117	133

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Project Delphes - 23 March 2016 | 42

DRAFT Project Delphes - 23 March 2016 43 Nova valuation Cdiscount valuation Cnova valuation Via Varejo / Nova expected synergies Buyout premia analysis Appendix 1 2 3 4 5 7 17 28 40 43 47

Transaction premiums

DRAFT

Brazil & US

Premiums calculated by taking as the reference date either:
i) when available, the rumour date (the day that news of the transaction begins to circulate around the market),
ii) the announcement date of the transaction, in the event that the former cannot be clearly ascertained

The premiums are computed as follows:
i) **Last day:** the purchase premium relative to the volume-weighted average share price 1 day before the rumour or announcement date
ii) **1-month, 3-month, 6-month premiums:** the purchase premium offered above the volume-weighted average share price 1 month, 3 months, and 6 months before the pre-rumour or announcement date respectively

Completed transactions i) ≥ 100m EUR deal value, ii) involving an initial stake ≥ 30%, iii) paid in cash and iv) occurring between 2011 - 2016

Brazil

Target	Acquiror	Rumour	Announcement	Effective	Deal value	Initial stake	% acquired	Final stake	Last day	1 m	3 m	6 m	12 m
DASA	Cromossomo Participacoes II	-	27/04/2015	02/02/2016	€286m	72%	28%	100%	7.1%	16%	4.9%	1.2%	(5.7%)
Abril Educacao SA	Tarpon Investimentos	30/10/2015	20/11/2015	22/12/2015	€297m	41%	35%	76%	5.0%	5.3%	5.6%	6.7%	10%
Souza Cruz SA	British Tobacco	-	23/02/2015	15/10/2015	€2 847m	75%	22%	98%	15%	19%	27%	32%	31%
COELBA	Neoenergia	-	16/01/2015	27/02/2015	€172m	88%	8.5%	96%	30%	29%	29%	29%	26%
Autometal SA	CIE Automotive	-	07/04/2014	18/09/2014	€202m	75%	25%	100%	18%	27%	24%	19%	13%
COELCE	ENEL	20/08/2013	14/01/2014	19/05/2014	€180m	59%	15%	74%	21%	19%	18%	12%	13%
Net Servicos	Embrapar	-	17/10/2013	28/11/2013	€138m	90%	6.0%	96%	2.3%	3.3%	3.6%	0.2%	0.3%
Confab Industrial	Techint Holdings	-	18/01/2012	24/04/2012	€559m	43%	53%	96%	27%	36%	38%	31%	31%
Vale Fertilizantes	Vale SA	-	22/06/2011	24/01/2012	€911m	84%	16%	100%	35%	40%	47%	47%	43%
Universo Online	Folhapar	26/07/2011	30/08/2011	29/12/2011	€152m	59%	14%	73%	20%	22%	21%	20%	30%
Average					€621m	70%	23%	93%	18%	22%	22%	20%	18%
Median					€286m	75%	22%	96%	18%	19%	24%	19%	13%
Max					€2 847m	90%	53%	100%	35%	40%	47%	47%	43%
Min					€138m	41%	6.0%	74%	2.3%	3.3%	3.6%	0.2%	(5.7%)

US

		Date				Stake			Premium				
Target	Acquiror	Rumour	Announcement	Effective	Deal value	Initial stake	% acquired	Final stake	Last day	1 mth	3 mth	6 mth	12 mth
Dole Food Co	Castle & Cooke Inc	-	11/06/2013	01/11/2013	€316m	40%	61%	100%	32%	33%	28%	26%	21%
rue21	Apax Partners	-	23/05/2013	10/10/2013	€766m	30%	70%	100%	23%	25%	34%	40%	42%
Sauer-Danfoss Inc	Danfoss A/S	-	28/11/2012	12/04/2013	€536m	76%	24%	100%	49%	49%	47%	50%	46%
Venoco Inc	Timothy M. Marquez	-	29/08/2011	03/10/2012	€263m	50%	50%	100%	39%	30%	8.3%	(3.7%)	(17%)
Kenneth Cole Inc	Kenneth D Cole	-	24/02/2012	25/09/2012	€111m	46%	54%	100%	17%	19%	26%	32%	31%
M&F Worldwide	MacAndrews & Forbes	-	13/06/2011	21/12/2011	€192m	43%	57%	100%	47%	25%	12%	6.8%	3.5%
Average					€364m	47%	53%	100%	35%	30%	26%	25%	21%
Median					€290m	45%	55%	100%	36%	28%	27%	29%	26%
Max					€766m	76%	70%	100%	49%	49%	47%	50%	46%
Min					€111m	30%	24%	100%	17%	19%	8.3%	(3.7%)	(17%)

Sources: Company filings and official documents, Datastream, Dealogic, Mergermarket; Note I: Deal value of transactions converted into euro at the rate of exchange prevailing on the relevant rumour (if available) or announcement date; Note II: Two US transactions were excluded from final consideration as their premiums were clear outliers in the sample group: the 2016 acquisition of APR Energy by Fairfax Financial Holdings and the 2013 purchase of Clearwire Corporation by Sprint Nextel

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Project Delphes - 23 March 2016 | 44

Transaction premiums

DRAFT

France

Premiums calculated by taking as the reference date either:
i) when available, the rumour date (the day that news of the transaction begins to circulate around the market)
ii) the announcement date of the transaction, in the event that the former cannot be clearly ascertained

The premiums are computed as follows:
i) **Last day:** the purchase premium relative to the volume-weighted average share price 1 day before the rumour or announcement date
ii) **1-month, 3-month, 6-month premiums:** the purchase premium offered above the volume-weighted average share price 1 month, 3 months, and 6 months before the pre-rumour or announcement date respectively

Completed transactions i) ≥ 100m EUR deal value, ii) involving an initial stake ≥ 30%, iii) paid in cash and iv) occurring between 2011 - 2016

France

		Date				Stake			Premium				
Target	Acquiror	Rumour	Announcement	Effective	Deal value	Initial stake	% acquired	Final stake	Last day	1 m	3 m	6 m	12 m
NextradioTV	Altice	-	27/07/2015	05/02/2016	€350m	38%	62%	100%	16%	22%	26%	28%	34%
Canal Plus	Vivendi	-	12/05/2015	12/08/2015	€522m	49%	49%	97%	29%	29%	29%	30%	32%
Ciments Francais	Italmobiliare	06/03/2014	20/05/2014	07/07/2015	€444m	87%	13%	100%	21%	25%	32%	38%	50%
Groupe Bourbon	Jaccar Holdings	16/03/2014	30/04/2014	24/07/2014	€386m	34%	22%	56%	24%	18%	16%	18%	18%
APRR	Eiffarie	17/06/2010	30/07/2010	18/12/2012	€1 924m	82%	18%	100%	6.5%	9.7%	6.4%	3.5%	2.7%
Entrepose Contracting	Vinci	-	10/04/2012	20/06/2012	€102m	80%	20%	100%	39%	33%	34%	38%	30%
Delachaux	Sogrepar	19/01/2011	20/06/2011	14/11/2011	€272m	64%	36%	100%	28%	32%	37%	41%	52%
Average					€571m	62%	31%	93%	23%	24%	26%	28%	31%
Median					€386m	64%	22%	100%	24%	25%	29%	30%	32%
Max					€1 924m	87%	62%	100%	39%	33%	37%	41%	52%
Min					€102m	34%	13%	56%	6.5%	9.7%	6.4%	3.5%	2.7%

Sources: Company filings and official documents, Datastream, Dealogic, Mergermarket

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Project Delphes - 23 March 2016 | 45

Transaction premiums

DRAFT

Rest of Europe

Premiums calculated by taking as the reference date either:
i) when available, the rumour date (the day that news of the transaction begins to circulate around the market)
ii) the announcement date of the transaction, in the event that the former cannot be clearly ascertained

The premiums are computed as follows:
i) **Last day:** the purchase premium relative to the volume-weighted average share price 1 day before the rumour or announcement date
ii) **1-month, 3-month, 6-month premiums:** the purchase premium offered above the volume-weighted average share price 1 month, 3 months, and 6 months before the pre-rumour or announcement date respectively

Completed transactions i) ≥ 100m EUR deal value, ii) involving an initial stake ≥ 30%, iii) paid in cash and iv) occurring between 2011 - 2016

Rest of Europe

		Date				Stake			Premium				
Target	Acquiror	Rumour	Announcement	Effective	Deal value	Initial stake	% acquired	Final stake	Last day	1 m	3 m	6 m	12 m
Infinis Energy plc	Terra Firma Capital	-	22/10/2015	17/12/2015	€242m	69%	32%	100%	40%	39%	37%	26%	11%
Colt Group SA	Fidelity	-	19/06/2015	12/08/2015	€810m	62%	38%	100%	21%	23%	26%	29%	34%
Fortune Oil plc	Fortune Dynasty	-	18/12/2014	09/03/2015	€142m	57%	43%	100%	58%	46%	36%	21%	3.0%
WMF	KKR & Co	19/06/2014	23/07/2014	20/01/2015	€188m	50%	23%	73%	14%	15%	20%	22%	25%
Perform Group	Access Industries	-	01/09/2014	02/12/2014	€391m	43%	45%	87%	28%	24%	18%	13%	3.4%
Campofrio Food	Sigma Alimentos	-	14/11/2013	13/06/2014	€309m	37%	63%	100%	11%	15%	19%	23%	29%
Henex	UFB, SAMC, and SPI	-	21/10/2013	24/01/2014	€390m	56%	44%	100%	26%	26%	26%	27%	28%
Demag Cranes	Terex Corp	-	30/01/2012	21/01/2014	€232m	82%	18%	100%	16%	18%	20%	17%	22%
Compagnie d'Entreprises	Ackermans & Van Haaren	-	19/09/2013	24/12/2013	€138m	48%	12%	60%	3.6%	6.6%	3.9%	1.7%	1.2%
Impregilo	Salini	-	06/02/2013	30/04/2013	€913m	35%	57%	92%	5.0%	4.5%	10%	17%	22%
Vueling Airlines	International Airlines Group	-	08/11/2012	23/04/2013	€124m	46%	45%	91%	69%	80%	85%	93%	95%
Brisa	Tagus	-	29/03/2012	13/03/2013	€584m	50%	35%	85%	17%	14%	14%	13%	3.8%
Telenet Group	Liberty Global	-	19/09/2012	18/01/2013	€332m	50%	8.0%	58%	13%	13%	5.5%	5.3%	10%
Duvel Moortgat	Fibemi	12/10/2012	19/12/2012	15/01/2013	€125m	74%	26%	100%	2.4%	11%	16%	20%	23%
CIMPOR	Camargo Correa	20/10/2011	30/03/2012	10/01/2013	€1 010m	33%	27%	60%	10%	11%	9.4%	7.8%	8.4%
Edison	EDF	27/12/2011	15/02/2012	06/09/2012	€893m	81%	19%	100%	7.2%	13%	8.5%	6.0%	7.2%
International Power	GDF Suez	-	29/03/2012	29/06/2012	€7 719m	70%	30%	100%	9.0%	13%	19%	22%	26%
Benetton Group	Edizione	-	01/02/2012	30/03/2012	€147m	75%	18%	92%	14%	41%	46%	30%	11%
EGL	Axpo Holdings	-	20/06/2011	27/02/2012	€168m	91%	9.0%	100%	22%	21%	20%	22%	22%
Omega Pharma	Couckinvest	27/05/2011	02/09/2011	20/12/2011	€611m	30%	70%	100%	13%	11%	8.1%	4.9%	6.2%
Bulgari	LVMH Moet	-	07/03/2011	27/09/2011	€1 419m	67%	33%	100%	61%	61%	59%	60%	72%
Medion	Lenovo	-	01/06/2011	23/08/2011	€271m	37%	43%	80%	19%	27%	29%	22%	20%
CEPSA	IPIC	-	16/02/2011	26/07/2011	€4 037m	47%	53%	100%	25%	29%	39%	48%	53%
Rank Group	Guoco Group	-	06/05/2011	18/07/2011	€224m	41%	34%	75%	2.1%	0.9%	4.3%	8.6%	14%
CNP	Erbe	-	03/03/2011	20/06/2011	€1 501m	72%	28%	100%	23%	20%	23%	25%	28%
Feintool International	Franke Artemis	-	17/01/2011	07/04/2011	€101m	33%	48%	81%	11%	11%	8.5%	7.3%	7.5%
Average					€885m	55%	35%	90%	21%	23%	23%	23%	23%
Median					€321m	50%	33%	100%	15%	16%	19%	22%	21%
Max					€7 719m	91%	70%	100%	69%	80%	85%	93%	95%
Min					€101m	30%	8.0%	58%	2.1%	0.9%	3.9%	1.7%	1.2%

Sources: Company filings and official documents, Datastream, Dealogic, Mergermarket; Note I: Deal value of transactions converted, when applicable, into euro at the rate of exchange prevailing on the relevant rumour (if available) or announcement date; Note II: Countries screened for transactions comprise: Austria, Belgium, Germany, Ireland, Italy, Netherlands, Portugal, Spain, Switzerland, UK

BNP PARIBAS The bank for a changing world

Project Delphes - 23 March 2016 | 46

DRAFT Project Delphes - 23 March 2016 47 Nova valuation Cdiscount valuation Cnova valuation Via Varejo / Nova expected synergies Buyout premia analysis Appendix 1 2 3 4 5 7 17 28 40 43 47

DRAFT Project Delphes - 23 March 2016 48 Nova valuation Cdiscount valuation Cnova valuation Via Varejo / Nova expected synergies Buyout premia analysis Appendix Additional valuation materials Brazil: macroeconomics Cnova Group: brief overview Additional information on peers' group 1 2 3 4 5 7 17 28 40 43 47 a b c d 48 54 59 65

Working Capital normalisation

DRAFT

Case 1: Normative WC with instalments

Methodology:

WC adjustments derived as the difference between NWC at December level and the monthly average. Factored receivables are excluded from the Working Capital

Nova (BRLm)

	Jan-15	Feb-15	Mar-15	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15	*(days)*	Avg. 15	*(days)*	Adj.
Inventory	606	675	866	724	659	747	810	753	840	925	997	749	*53*	779	*55*	**30**
Receivables	540	286	224	532	516	235	343	390	270	328	888	151	*7*	392	*18*	**241**
o/w Traditional Receivables	*540*	*286*	*224*	*532*	*516*	*235*	*343*	*390*	*270*	*328*	*888*	*151*		*392*		
o/w Receivable amounts sent to factoring	–	–	–	–	–	–	–	–	–	–	–	–		–		
Payables	(1,725)	(1,608)	(2,052)	(1,833)	(1,602)	(1,999)	(1,607)	(1,589)	(1,975)	(1,825)	(2,333)	(2,574)	*182*	(1,893)	*134*	**681**
Other	(50)	3	7	8	(19)	(17)	(34)	(31)	(0)	12	(178)	(112)	*n.m.*	(34)	*n.m.*	**77**
Non goods	145	163	235	243	239	258	264	243	232	226	209	203	*n.m.*	221	*n.m.*	**19**
Working Capital	(482)	(481)	(720)	(326)	(207)	(775)	(224)	(235)	(633)	(334)	(417)	(1,583)		(535)		**1,048**
Receivable amounts sent to factoring	–	–	–	–	–	–	–	–	–	–	–	–				**–**
Discount factor for Dec 15						–	*17%*	*33%*	*50%*	*67%*	*83%*	*100%*				
Monthly receivable amounts sent to factoring in Dec 15						–	–	–	–	–	–	–				
Cumulative receivable amounts sent to factoring in Dec 15						–	–	–	–	–	–	–				
Total WC adjustments																**1,048**

Cdiscount (€m)

	Jan-15	Feb-15	Mar-15	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15	*(days)*	Avg. 15	*(days)*	Adj.
Inventory	221	213	213	230	217	224	222	213	229	262	299	241	*58*	232	*56*	**(9)**
Receivables	135	92	95	78	83	79	74	74	99	97	85	108	*23*	92	*19*	**(16)**
o/w Traditional Receivables	*135*	*92*	*95*	*78*	*83*	*79*	*74*	*74*	*99*	*97*	*85*	*108*		*92*		
o/w Receivable amounts sent to factoring	–	–	–	–	–	–	–	–	–	–	–	–		–		
Payables	(474)	(403)	(422)	(368)	(336)	(426)	(388)	(372)	(426)	(386)	(518)	(594)	*143*	(426)	*103*	**168**
Other	8	70	55	54	38	41	37	42	37	33	39	53	*n.m.*	42	*n.m.*	**(11)**
Non goods	11	4	(5)	2	(1)	(1)	(4)	(13)	(35)	(36)	(48)	(85)	*n.m.*	(18)	*n.m.*	**68**
Working Capital	(98)	(25)	(65)	(5)	1	(83)	(58)	(55)	(95)	(30)	(143)	(277)		(78)		**199**
Receivable amounts sent to factoring	–	–	–	–	–	–	–	–	–	–	–	–				**–**
Discount factor for Dec 15						–	*17%*	*33%*	*50%*	*67%*	*83%*	*100%*				
Monthly receivable amounts sent to factoring in Dec 15						–	–	–	–	–	–	–				
Cumulative receivable amounts sent to factoring in Dec 15						–	–	–	–	–	–	–				
Total WC adjustments																**199**

BNP PARIBAS

The bank for a changing world

Project Delphes - 23 March 2016 | 49

Working Capital normalisation

DRAFT

Case 2: Normative WC without instalments

Methodology:

WC adjustments derived as the difference between WC at December level and the LTM average. Working capital integrating factored receivables back

Adjustments for Receivables amounts sent to factoring: estimated as the amount of factored receivables to be outstanding in December (assuming receivables are paid in 6 monthly instalments on average)

Nova (BRLm)

	Jan-15	Feb-15	Mar-15	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15	(days)	Avg. 15	(days)	Adj.
Inventory	606	675	866	724	659	747	810	753	840	925	997	749	53	779	55	**30**
Receivables	603	924	852	736	980	968	797	822	819	724	1,032	1,066	50	860	41	**(206)**
o/w Traditional Receivables	*540*	*286*	*224*	*532*	*516*	*235*	*343*	*390*	*270*	*328*	*888*	*151*		*392*		
o/w Receivable amounts sent to factoring	*62*	*639*	*628*	*205*	*464*	*733*	*454*	*432*	*549*	*395*	*143*	*915*		*468*		
Payables	(1,725)	(1,608)	(2,052)	(1,833)	(1,602)	(1,999)	(1,607)	(1,589)	(1,975)	(1,825)	(2,333)	(2,574)	182	(1,893)	134	**681**
Other	(50)	3	7	8	(19)	(17)	(34)	(31)	(0)	12	(178)	(112)	n.m.	(34)	n.m.	**77**
Non goods	145	163	235	243	239	258	264	243	232	226	209	203	n.m.	221	n.m.	**19**
Working Capital	(420)	158	(91)	(121)	257	(43)	230	197	(84)	61	(274)	(668)		(67)		**602**
Receivable amounts sent to factoring	62	639	628	205	464	733	454	432	549	395	143	915				**1,792**
Discount factor for Dec 15						–	*17%*	*33%*	*50%*	*67%*	*83%*	*100%*				
Monthly receivable amounts sent to factoring in Dec 15						–	*76*	*144*	*274*	*264*	*120*	*915*				
Cumulative receivable amounts sent to factoring in Dec 15						–	*76*	*220*	*494*	*758*	*877*	***1,792***				
Total WC adjustments																2,394

Cdiscount (€m)

	Jan-15	Feb-15	Mar-15	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15	(days)	Avg. 15	(days)	Adj.
Inventory	221	213	213	230	217	224	222	213	229	262	299	241	58	232	56	**(9)**
Receivables	135	92	95	78	83	79	74	110	130	145	147	194	41	114	24	**(81)**
o/w Traditional Receivables	*135*	*92*	*95*	*78*	*83*	*79*	*74*	*74*	*99*	*97*	*85*	*108*		*92*		
o/w Receivable amounts sent to factoring	–	–	–	–	–	–	–	*36*	*31*	*48*	*63*	*87*		*22*		
Payables	(474)	(403)	(422)	(368)	(336)	(426)	(388)	(372)	(426)	(386)	(518)	(594)	143	(426)	103	**168**
Other	8	70	55	54	38	41	37	42	37	33	39	53	n.m.	42	n.m.	**(11)**
Non goods	11	4	(5)	2	(1)	(1)	(4)	(13)	(35)	(36)	(48)	(85)	n.m.	(18)	n.m.	**68**
Working Capital	(98)	(25)	(65)	(5)	1	(83)	(58)	(19)	(64)	18	(81)	(190)		(56)		**134**
Receivable amounts sent to factoring	–	–	–	–	–	–	–	36	31	48	63	87				**198**
Discount factor for Dec 15						–	*17%*	*33%*	*50%*	*67%*	*83%*	*100%*				
Monthly receivable amounts sent to factoring in Dec 15						–	–	*12*	*15*	*32*	*52*	*87*				
Cumulative receivable amounts sent to factoring in Dec 15						–	–	*12*	*28*	*60*	*112*	***198***				
Total WC adjustments																332

BNP PARIBAS

The bank for a changing world

Project Delphes - 23 March 2016 | 50

Nova DCF sensitivity to 2016 results (based on current trading) DRAFT Project Delphes - 23 March 2016 51 A 5% decrease of 2016e sales growth has a negative impact of ~€23m on Nova Equity A 1% decrease on expected 2016e EBITDA margin has a negative impact of ~€13m on Nova Equity 2016e Sales and EBITDA sensitivity Note: Exchange rate used for 2015: EUR1.00 = BRL 3.70 (2015 average) and from 2016 onwards: EUR 1.00= BRL4.2 (1m average as of 18/03/2016) Equity value sensitivity on 2016e metrics 2016e SALES 2016e Sales growth BRLm 2016e (10.0%) (7.5%) (5.0%) (2.5%) - 6,228 5,616 5,769 5,922 6,075 6,228 €m 1,472 1,328 1,364 1,400 1,436 1,472 2016e EBITDA 2016e EBITDA margin BRLm 2016e (2.0%) (1.5%) (1.0%) (0.5%) - 61 (63) (32) (1) 30 61 €m 14 (15) (8) (0) 7 14 2016e Sales growth Discount to DCF central value BRLm 1,459 (10.0%) (7.5%) (5.0%) (2.5%) - (2.0%) 1,176 1,221 1,265 1,310 1,354 (19%) (16%) (13%) (10%) (7%) (1.5%) 1,199 1,245 1,290 1,335 1,381 (18%) (15%) (12%) (8%) (5%) (1.0%) 1,223 1,269 1,315 1,361 1,407 (16%) (13%) (10%) (7%) (4%) (0.5%) 1,246 1,293 1,339 1,386 1,433 (15%) (11%) (8%) (5%) (2%) - 1,270 1,317 1,364 1,411 1,459 (13%) (10%) (6%) (3%) - €m (2.0%) 278 289 299 310 320 (1.5%) 284 294 305 316 326 (1.0%) 289 300 311 322 332 (0.5%) 295 306 317 328 339 - 300 311 322 334 345 2016e EBITDA margin 2016e EBITDA margin

Cdiscount – France: DCF @AO World 2016e/2017e sales growth and EBITDA mDaRrAgFinT s Project Delphes - 23 March 2016 52 Valuation as per Cdiscount France using AO World brokers projections for 2016e and 2017e sales growth and EBITDA margins All other assumptions kept as per current Cdiscount DCF Applying AO World sales growth and EBTIDA margins and extrapolating to normative year, implied EV of Cdiscount reaches €1,405m vs. €1,123m based on management business plan which represents a ~20% discount This discount has been applied to AO World 2017e EV/Sales multiple to obtain Cdiscount EV (see alternative methodology to cross check peer’s group median multiples results) Discounted Cash Flow model Enterprise Value & Equity Value WACC & PGR Sensitivity on Equity Value WACC €m 1,258 (0.5%) (0.3%) 0.3% 0.5% (1.0%) 1,157 1,101 1,050 1,001 956 (0.5%) 1,270 1,206 1,147 1,091 1,040 1,401 1,326 1,258 1,195 1,136 0.5% 1,555 1,468 1,388 1,314 1,246 1.0% 1,739 1,635 1,540 1,454 1,374 PERPETUAL GROWTH (units) HISTO. MANAGEMENT FORECASTS EXTRAPOLATION NORM. (FYE 31/12) Dec-15 Dec-16 Dec-17 Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 Dec-23 Dec-24 Dec-25 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Net sales (€m) 1,737 2,211 2,718 3,234 3,770 4,303 4,808 5,254 5,614 5,863 5,980 Growth % (%) +27.3% +22.9% +19.0% +16.6% +14.1% +11.7% +9.3% +6.9% +4.4% +2.0% EBITDA (bef. Instalment) (€m) 13 18 63 93 131 174 223 274 326 375 417 % of Net Sales (%) 0.7% 0.8% 2.3% 2.9% 3.5% 4.1% 4.6% 5.2% 5.8% 6.4% 7.0% Instalment costs (€m) (13) (28) (32) (35) (34) (39) (44) (48) (51) (53) (54) % on Net Sales (%) (0.7%) (1.3%) (1.2%) (1.1%) (0.9%) (0.9%) (0.9%) (0.9%) (0.9%) (0.9%) (0.9%) EBITDA (€m) (0) (10) 31 58 97 135 179 227 275 322 363 % of Net Sales (%) (0.0%) (0.5%) 1.1% 1.8% 2.6% 3.1% 3.7% 4.3% 4.9% 5.5% 6.1% - D&A (€m) (21) (29) (39) (46) (59) (74) (90) (107) (124) (142) (153) % of Net Sales (%) (1.2%) (1.3%) (1.4%) (1.4%) (1.6%) (1.7%) (1.9%) (2.0%) (2.2%) (2.4%) (2.6%) EBIT (€m) (21) (39) (9) 13 38 62 89 120 151 180 210 % of Net Sales (%) (1.2%) (1.8%) (0.3%) 0.4% 1.0% 1.4% 1.9% 2.3% 2.7% 3.1% 3.5% - Normative tax rate (€m) - - (4) (13) (21) (31) (41) (52) (62) (72) % normative tax rate (%) 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% + Use of tax credits - - 4 12 - - - - - - + D&A (€m) 21 29 39 46 59 74 90 107 124 142 153 % on Net Sales (%) 1.2% 1.3% 1.4% 1.4% 1.6% 1.7% 1.9% 2.0% 2.2% 2.4% 2.6% - CAPEX (€m) (43) (50) (63) (75) (89) (103) (116) (129) (140) (150) (153) % on Net Sales (%) (2.5%) (2.3%) (2.3%) (2.3%) (2.4%) (2.4%) (2.4%) (2.5%) (2.5%) (2.6%) (2.6%) - Change in Normative WC (€m) 24 73 45 50 36 36 34 30 24 17 8 % on Net Sales (%) 1.4% 3.3% 1.7% 1.5% 1.0% 0.8% 0.7% 0.6% 0.4% 0.3% 0.1% WC % on Net Sales (4.5%) (6.1%) (6.4%) (6.7%) (6.7%) (6.7%) (6.7%) (6.7%) (6.7%) (6.7%) (6.7%) Free cash flows (€m) 12 13 33 43 47 66 87 108 126 145 As of 01/01/2016 €m % NPV (2016e-2024e FCFs) 327 23% Terminal value 1,078 77% ENTERPRISE VALUE 1,405 100% ENTREPRISE VALUE (Cdiscount) 1,123 Impl ied discount (20%) 2017e EV/Sales 0.52x 2017e EV/EBITDA (post instalments) 45.7x - EvEq Adjustments (147) EQUITY VALUE 1,258

Nova's preliminary vs. restated accounts: adjustments from Brazil internal review

DRAFT

Adjustments as of 21/03/2016. Auditors review still ongoing – final adjustments to be provided

€48m adjustments on historical financial statements assumed to not impact valuation which is based on future cash flow generation

P&L and Balance Sheet adjustments based on auditors' Brazil internal review to date

In €m unless otherwise stated. Sign: Debit / (Credit)		Previous Years	2013	2014	2015	Cumulative
P&L Adjustments						
Forced sales	**Net sales**	9.7	(5.7)	12.9	16.2	33.1
Forced sales	**Fulfillment costs**	(1.1)	(4.1)	0.5	(4.7)	(9.4)
Forced sales	**COGS**	(8.2)	6.1	(4.6)	4.0	(2.7)
Inventory provision	**COGS**	-	-	1.6	11.3	12.9
Suppliers	**COGS**	16.9	(0.1)	2.9	0.2	19.9
	Total P&L Adjustments	**17.3**	**(3.7)**	**13.2**	**27.0**	**53.7**
	Total P&L Adjustments (BRLm)	***46.8***	***(10.7)***	***41.1***	***99.9***	***177.1***
FX BRL/EUR		*2.70*	*2.87*	*3.12*	*3.70*	*3.70*
Cumulative adjustments @ 2015 FX (€m)						**47.9**
Cumulative adjustments (BRLm)						***177.1***
Balance Sheet Adjustments						
Forced sales	**Accounts receivable**	(0.4)	3.6	(8.7)	(15.4)	(20.9)
Inventory provision	**Inventory**	-	-	(1.6)	(11.3)	(12.9)
Suppliers	**Trade payables**	(16.9)	0.1	(2.9)	(0.2)	(19.9)
	Total B/S Adjustments	**(17.3)**	**3.7**	**(13.2)**	**(27.0)**	**(53.7)**
	Total P&L Adjustments (BRLm)	***(46.8)***	***10.7***	***(41.1)***	***(99.9)***	***(177.1)***
FX BRL/EUR		*2.70*	*2.87*	*3.12*	*3.70*	

BNP PARIBAS The bank for a changing world

Project Delphes - 23 March 2016 | 53

DRAFT Project Delphes - 23 March 2016 54 Nova valuation Cdiscount valuation Cnova valuation Via Varejo / Nova expected synergies Buyout premia analysis Appendix Additional valuation materials Brazil: macroeconomics Cnova Group: brief overview Additional information on peers' group 1 2 3 4 5 7 17 28 40 43 47 a b c d 48 54 59 65

DRAFT Source: IMF World Economic Outlook Database, Oct. 2015; * Average of period Brazil (1/2) Project Delphes - 23 March 2016 55 Macroeconomic indicators Inflation rate (%)* Current account balance (% of GDP) Real GDP growth (%) Gross government debt (% of GDP) Source: Banco Central do Brasilia Source: IMF World Economic Outlook Database, Oct. 2015 Source: IMF World Economic Outlook Database, Oct. 2015 5.0% 6.6% 5.4% 6.2% 6.3% 8.9% 6.3% 5.2% 5.0% 4.8% 4.6% 2010a 2011a 2012a 2013a 2014a 2015e 2016e 2017e 2018e 2019e 2020e 63.0% 61.2% 63.5% 62.2% 65.2% 69.9% 74.5% 75.8% 76.5% 76.7% 76.1% 2010a 2011a 2012a 2013a 2014a 2015e 2016e 2017e 2018e 2019e 2020e (3.5%) (2.8%) (3.5%) (3.8%) (4.4%) (4.0%) (3.8%) (3.8%) (3.8%) (3.8%) (3.8%) 2010a 2011a 2012a 2013a 2014a 2015e 2016e 2017e 2018e 2019e 2020e 7.5% 3.9% 1.9% 3.0% 0.1% (3.8%) (3.4%) 0.4% 1.6% 2.0% 1.8% 2010a 2011a 2012a 2013a 2014a 2015a 2016e 2017e 2018e 2019e 2020e

DRAFT Source: IMF World Economic Outlook Database, Oct. 2015; * % of total labour force Brazil (2/2) Project Delphes - 23 March 2016 56 Macroeconomic indicators Unemployment rate (%)* Nominal GDP per capita (in USDk)* 10-year benchmark yield (LCL) SELIC rate (%) Source: Datastream Source: Business Monitor International Source: IMF World Economic Outlook Database, Oct. 2015; * Data are derived by 1st converting GDP in national currency to USD and then dividing it by total population 14.3% 15.0% 13.0% 11.0% 10.5% 10.0% 9.5% 9.0% 8.5% 8.0% 8.0% 2015a 2016e 2017e 2018e 2019e 2020e 2021e 2022e 2023e 2024e 2025e 6.8% 6.0% 5.5% 5.4% 4.8% 6.6% 8.6% 8.9% 8.4% 7.6% 6.8% 2010a 2011a 2012a 2013a 2014a 2015e 2016e 2017e 2018e 2019e 2020e 11.3 13.2 12.1 11.9 11.6 8.8 8.1 8.5 8.9 9.3 9.7 2010a 2011a 2012a 2013a 2014a 2015e 2016e 2017e 2018e 2019e 2020e 0.00 2.00 4.00 6.00 8.00 10.00 12.00 14.00 16.00 18.00 03/2010 03/2011 03/2012 03/2013 03/2014 03/2015 03/2016

DRAFT Source: IMF World Economic Outlook Database, Oct. 2015 Brazil among other Latam countries Project Delphes - 23 March 2016 57 Macroeconomic indicators Inflation rate (%): Brazil inflation running 2nd in the pack Brazil Consumer & Business confidence: no sustained growth recovery expected without improvement in confidence Real GDP growth (%): growth is down from days of commodity price boom Current account deficits (% of GDP): significant current account deficits across Latam Source: IMF World Economic Outlook Database, Oct. 2015 (Jan 2016 update for Brazil GDP 2016-17 growth forecast) Source: IMF World Economic Outlook Database, Oct. 2015 Source: FGV, Macrobond, BNP Paribas (4%) (2%) - 2% 4% 6% 8% Brazil Argentina Peru Colombia Chile Mexico 2003-2014 avg growth 2015-2016 avg growth forecast 2017-2020 avg growth forecast - 1% 2% 3% 4% 5% 6% 7% Brazil Argentina Peru Colombia Chile Mexico 2014 2015 2016 2017 -2% 3% 8% 13% 18% 23% 28% 2007a 2008a 2009a 2010a 2011a 2012a 2013a 2014a 2015e 2016e Brazil Argentina Peru Colombia Chile Mexico

DRAFT 0.00 0.05 0.10 0.15 0.20 0.25 0.30 0.35 0.40 0.45 0.50 2006a 2007a 2008a 2009a 2010a 2011a 2012a 2013a 2014a 2015a 2016e 2017e 2018e 2019e 2020e 2021e 2022e 2023e 2024e 2025e Business Monitor International (BMI) Economist Intelligence Unit (EIU) Central Bank of Brazil (BCB) BNPP 2025e FX forecast: BMI: 0.20 EIU: 0.18 2006a FX rate: BMI: 0.35 EIU: 0.36 BCB final year FX projection (2020e): 0.18 BNPP final year FX projection (2020e): 0.15 0.00 0.05 0.10 0.15 0.20 0.25 0.30 0.35 0.40 0.45 0.50 2006a 2007a 2008a 2009a 2010a 2011a 2012a 2013a 2014a 2015a 2016e 2017e 2018e 2019e 2020e 2021e 2022e 2023e 2024e 2025e Business Monitor International (BMI) Economist Intelligence Unit (EIU) Central Bank of Brazil (BCB) BNPP 2006a FX rate: BMI: 0.37 EIU: 0.37 2025e FX forecast: BMI: 0.18 EIU: 0.18 BCB final year FX projection (2020e): 0.18 BNPP final year FX projection (2020e): 0.15 Brazilian real (BRL) to euro (EUR) exchange rate evolution (2006 – 2025) Project Delphes - 23 March 2016 58 Since BRL/EUR FX figures from the Economist Intelligence Unit (EIU) are not presently forthcoming, they have been indirectly derived by multiplying together the available BRL/USD and USD/EUR datasets Similarly, the Central Bank of Brazil only provides forecast estimates for BRL/USD. BRL/EUR figures have thus been approximated by multiplying the existing BRL/USD forward figures with the EIU’s USD/EUR dataset (the latter used in all indirect conversions for purposes of consistency) Figures from 2006-2015 feature actual historical data, while figures for the period 2016-2025 are projections BRL/EUR average annual FX 1: FX quote issued by the Central Bank of Brazil Sources: Business Monitor International (BMI), BNPP, Central Bank of Brazil, Economist Intelligence Unit (EIU) BRL/EUR end-of-period annual FX BRL/EUR BRL/EUR FX as of 23.02.20161: 0.23 FX as of 23.02.20161: 0.23

DRAFT Project Delphes - 23 March 2016 59 Nova valuation Cdiscount valuation Cnova valuation Via Varejo / Nova expected synergies Buyout premia analysis Appendix Additional valuation materials Brazil: macroeconomics Cnova Group: brief overview Additional information on peers' group 1 2 3 4 5 7 17 28 40 43 47 a b c d 48 54 59 65

Cnova Group

One of the largest global e-commerce companies

Headquarters
Amsterdam, *Netherlands*

Management
- Peter Estermann, *Chairman*
- Emmanuel Grenier, *CEO (since Jan.'16)*
- Vitor Faga de Almeida, *Executive Vice President & CFO*

Overview

- Created in 2014, Cnova is an e-commerce company which includes **Cdiscount (France)** and **Nova Pontocom (Brazil)**
- The company offering encompasses mainly electronics & home appliances, services, delivery and payment solutions
- Operating in **7 countries**
  - **14.9m active customers** in 2015
  - **1.7bn visits** and **66.9m items sold** in 2015
  - **21,916 click & collect pick-up points** as of 31/12/15
- **2015 GMV of €4.8bn**
  - Marketplace representing 20.5% of GMV in 2015
- ~5,500 employees
- Listed on NASDAQ (since November 2014) and EURONEXT Paris (since January 2015)

Geographical footprint



France
Belgium
To be sold
Vietnam
Senegal
Colombia
Ivory Coast
Cameroon
Brazil

Date of market entry: 1998 | 2008 | 2014

Key financials (€m)

2015 GMV by product[1]



Leisure 4%
Other 4%
Personal goods 6%
Consumer electronics 32%
Home furnishing 14%
€4.8bn
Computers 14%
Home appliances 26%

2015 revenue by geography



Brasil 48%
€3.4bn
France 51%
Other (2) 1%

(FYE 31/12 - €m)[3]	2014	2015
Sales	3,454	3,420
Growth %		-1.0%
EBITDA	65	(129)
Sales %	1.9%	(3.8%)
EBIT	33	(167)
Sales %	1.0%	(4.9%)
Net income	(54)	(266)
Sales %	(1.6%)	(7.8%)

Market value (€m)	18/03/16
Share price ($)	2.5
Share price (€)	2.2
Shares outstanding (m)	441.3
Market capitalisation ($m)	1,094
Market capitalisation (€m)	969
Net debt (12/15)	(254)
NWC seasonality cash adj. (12/15)	447
Other adj. (12/15)	(32)
Firm Value (FV)	1,130

Shareholders	
Casino Guichard Perrachon	43%
GPA	26%
Via Varejo	22%
Free Float	9%

Source: Company, Press, Datastream; Note: (1) Split based on 9M 2014 split and total excluding taxes; (2) Other includes activities in Belgium, Colombia, Ivory Coast, Senegal, Cameroon, Thailand and Vietnam; (3) Based on Cnova 6K (24/02/2016)

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Project Delphes - 23 March 2016 | 60

DRAFT Project Delphes - 23 March 2016 Cdiscount 61 One of the leaders in e-commerce in France, #2 behind Amazon 0.9 1.0 1.2 1.3 1.6 1.9 2.3 2.7 0.8 0.9 1.0 1.1 1.3 1.4 1.6 1.8 2008 2009 2010 2011 2012 2013 2014 2015 GMV Net sales Headquarters Bordeaux, France Management ▪ Emmanuel Grenier, CEO ▪ Stéphane Brunel, CFO ▪ Launched in 1998, Cdiscount directly sells a diverse array of products and supports a marketplace where thousands of sellers offer their own products ▪ Cdiscount marketplace represents 27.5% of GMV as of 31/12/2015 ▪ Fully integrated storage and logistics network ▪ 11 warehouses with a total of 326,000 sqm storage capacity ▪ >400 pick-up points for large parcels within Casino stores ▪ Mobile contribution (Q4 2015): 48% on traffic ▪ 760m visits in 2015 ▪ 28.5% market share in France(1) ▪ >1,200 employees Overview More than 19,100 pick-up points in France Source: Company; Notes: (1) Market share in the high-tech, IT & appliances sectors (GFK); (2) Based on public information; (3) Based on GFK study on technical goods for 01/2016 (consumer electronics, IT products & home appliances). Home appliances = small & large household appliances; Consumer electronics= TV-Video, camera, sound, phones; IT products = computers, laptops, printers, tablets Key financials(2) (€bn) 2015 market share in France (3) Outsourced location for large products Group Casino locations for large products Includes 593 pick-up points for large goods 34.4% 41.5% E-commerce Home appliances

Nova Brazil

#2 in Brazil behind B2W

Headquarters
São Paulo, *Brazil*

Management
- Flavio Dias, *CEO Cnova Brazil*

Market share in Brazil (as of 09/2015)



26%
Other
53%
21%

Company portfolio

Retail

Wholesale

Overview

- Nova operates several **e-commerce platforms in Brazil, including Extra, Casa Bahia, Ponto Frio and Cdiscount**
  - Extensive product assortment incl. home appliances, consumer electronics, home furnishings and personal goods
  - Extra includes a marketplace which represents 10.8% of GMV as of 31/12/2015
- **Fully integrated storage and logistics network**
  - 6 warehouses with a total of c.300,000 sqm storage capacity
- Mobile contribution (Q4 2015): 31.1% on traffic
- Nova offers interest-free payments through installments for certain products and promotion campaigns
- **904m visits** in 2015
- >4,000 employees

Key financials[1] (€bn)



Sales CAGR 2008-15: +38%
0.2
0.2
0.4
0.4
1.1
1.0
1.5
1.4
1.5
1.4
1.7
1.5
2.2
1.9
2.1
1.7
2008
2009
2010
2011
2012
2013
2014
2015
GMV
Net sales

Source: Company
Note: (1) Based on public information

210 pick up locations

Opportunity to expand to c.1,200 pick-up points based on GPA / Via Varejo store network



Ceará
Rio Grande de Norte
Paraíba
Pernambuco
Alagoas
Sergipe
Amazonas
Pará
Maranhão
Brazil
Piaui
Acre
Rondônia
Bahia
Goiânia
Brasília
Bolívia
Belo Horizonte
Espirito Santo
Paraguai
Rio de Janeiro
Sao Paulo
Asunción
Curitiba
Argentina
Uruguay
Buenos Aires
Montevideo
Extra (775 stores)
Pontofrio (361 stores)
Casas Bahia (611 stores)

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Project Delphes - 23 March 2016 | 62

DRAFT Project Delphes - 23 March 2016 Marketplaces: a key element of Cnova business model 63 Number of product offering (m) Source: Company Cnova Brazil marketplace as % of GMV Number of sellers (‘000) Cdiscount marketplace as % of GMV 1% 6% 13% 22% 27% 12/11 12/12 12/13 12/14 12/15 1 1 1 2 2 3 4 5 6 7 8 10 11 10 1 1 2 4 5 6 8 10 12 12 16 20 26 28 1% 5% 6% 16% 03/14 12/14 03/15 12/15

Cnova shareholding rotation since IPO

DRAFT

Cnova free float has significantly changed since IPO

- Based on December 2015 IPREO data, **rotation over free float has been significant since IPO** (see appendix)
  - **9 out of the top 10 shareholders are new shareholders** (all of them except Carmignac Gestion)
  - More than 53 institutional **investors divest** their entire position in Cnova since IPO (i.e. **representing 13.9m shares or 51% of Cnova free float**)

Top ten buyers

Rank	Institution	Dec-15	% of S/O	% of F/F	IPO	Net change	Investment Style	Country
1	INVESCO Asset Management, LTD (U.K.)	2,901,000	0.66%	9.94%	0	2,901,000	GARP	United Kingdom
2	Ratio Capital Management BV	2,780,000	0.63%	9.53%	0	2,780,000	Alternative	Netherlands
4	Oddo Meriten Asset Management S.A.	2,168,500	0.49%	7.43%	0	2,168,500	Value	France
5	Fidelity Management & Research Company	1,956,600	0.44%	6.70%	0	1,956,600	GARP	United States
7	Ledbury Capital Partners, LLP	1,187,200	0.27%	4.07%	0	1,187,200	Alternative	United Kingdom
8	Sylebra Capital Management	1,170,800	0.27%	4.01%	0	1,170,800	Alternative	Hong Kong
10	Boussard & Gavaudan Investment Management, LLP	767,900	0.17%	2.63%	0	767,900	Value	United Kingdom
6	Carmignac Gestion	1,730,600	0.39%	5.93%	1,000,000	730,600	Growth	France
11	La Banque Postale Asset Management	585,700	0.13%	2.01%	0	585,700	Growth	France
12	Exane Asset Management S.A.	497,700	0.11%	1.71%	0	497,700	Value	France
	Total	**15,746,000**	**3.57%**	**53.96%**	**1,000,000**	**14,746,000**		

All Buyers by region



8.1%
30.7%
16.2%
16.4%
28.6%
Continental Europe
UK & Ireland
Netherlands
North America
Rest of World

Top ten sellers

Rank	Institution	Dec-15	% of S/O	% of F/F	IPO	Net change	Investment Style	Country
--	Emerging Sovereign Group, LLC	0	0.00%	0.00%	4,000,000	-4,000,000	Alternative	United States
--	Moore Capital Management, L.P.	0	0.00%	0.00%	2,000,000	-2,000,000	Alternative	United States
--	Federated Global Investment Management Corporation	0	0.00%	0.00%	2,000,000	-2,000,000	Aggr. Growth	United States
3	TIAA-CREF Investment Management	2,744,200	0.62%	9.40%	4,000,000	-1,255,800	Growth	United States
--	SPX Gestão de Recursos, LTDA	0	0.00%	0.00%	1,000,000	-1,000,000	Alternative	Brazil
--	Explorador Capital Management, LLC	0	0.00%	0.00%	700,000	-700,000	Alternative	Argentina
--	Alyeska Investment Group, L.P.	0	0.00%	0.00%	600,000	-600,000	Alternative	United States
--	Marshall Wace North America, L.P.	0	0.00%	0.00%	600,000	-600,000	Alternative	United States
--	OZ Management, L.P.	0	0.00%	0.00%	600,000	-600,000	Alternative	United States
--	UBS O'Connor, LLC	0	0.00%	0.00%	400,000	-400,000	Alternative	United States
	Total	**2,744,200**	**0.62%**	**9.40%**	**15,900,000**	**-13,155,800**		

All Sellers by region



-1.7%
-0.9%
-0.2%
-14.5%
-82.7%

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DRAFT Project Delphes - 23 March 2016 65 Nova valuation Cdiscount valuation Cnova valuation Via Varejo / Nova expected synergies Buyout premia analysis Appendix Additional valuation materials Brazil: macroeconomics Cnova Group: brief overview Additional information on peers' group 1 2 3 4 5 7 17 28 40 43 47 a b c d 48 54 59 65

Cnova: analysts' peers selection while using the trading multiples methodology

DRAFT

	ONLINE RETAIL										MARKETPLACE						OTHERS
	amazon	B2W	ao.com	asos	zalando	JD.com	dangdang.com	YOOX	wayfair	zulily	Alibaba Group	ebay	mercado libre	Rakuten	GROUPON	VIPshop	
Morgan Stanley 30/12/2014	✓	✓	✓	✗	✗	✓	✓	✗	✗	✗	✗	✗	✗	✗	✗	✗	na
J.P.Morgan 30/12/2014	✓	✓	✓	✓	✓	✗	✗	✗	✗	✗	✓	✓	✓	✓	✗	✗	Boohoo
Deutsche Bank 30/12/2014	✓	✓	✓	✓	✓	✓	✗	✓	✓	✓	✓	✓	✓	✗	✓	✓	na
Credit Suisse 01/01/2015	✓	✗	✗	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	58.com, Grubhub, Blue Nile, shutterfly, Start Today, eLong, Expedia, HomeAway, Ctrip, Orbitz, MakeMyTrip, Priceline, Travelzoo
EXANE 06/01/2015	✓	✓	✓	✓	✓	✗	✓	✓	✗	✗	✓	✓	✓	✓	✓	✗	Google, Facebook, Jumei, CDON Group

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Company profiles

DRAFT

Nova peers (1/2)

COMPANY	KEY FIGURES[1] (2015, €m)		BUSINESS PROFILE	SHAREHOLDERS		BUSINESS PROFILES	GEOGRAPHICAL FOOTPRINT
amazon	Sales EBITDA *% margin* Net income *% margin* Net debt / (cash) *ND / EBITDA* Market cap	95 036 7 562 *8.0%* 529 *0.6%* (3 095) -- 235 347	▪ E-commerce company selling a wide range of products and services including electronics, apparel, furniture, health & beauty, etc. ▪ Operates both as a retailer and a marketplace, also offers services and operates a publishing activity	▪ Jeff Bezos ▪ Capital Group Companies	18% 7%	E-commerce 35% Marketplace 65% Source: Broker report	
JD.COM 京东	Sales EBITDA *% margin* Net income *% margin* Net debt / (cash) *ND / EBITDA* Market cap	24 825 (686) *(2.8%)* (1 285) *(5.2%)* (1 848) -- 39 101	▪ Online direct sales company offering electronics, home appliances, audio and books products ▪ ~ 99,000 sellers ▪ ~105,000 employees	▪ Hillhouse Capital Mgmt ▪ DST Investment Mgmt ▪ Tiger Global Mgmt	11% 10% 5%	Services and others 7% Online direct sales 93%	
唯品会 vip.com	Sales EBITDA *% margin* Net income *% margin* Net debt / (cash) *ND / EBITDA* Market cap	5 505 355 *6.4%* 218 *4.0%* (107) -- 6 213	▪ Leading online discount retailer in China providing special offers and deep discount on branded products ▪ Multi-category retailer: appareil, comestics, footwear, home goods ▪ Over 8,500 brands partners ▪ 24.6m new active customers in 2015	▪ Tiger Global Mngt ▪ T. Rowe Price Group ▪ SC China Holding	10% 5% 5%	Marketplace 2% E-commerce 98%	

Source: Company, Datastream
(1) Calendarised data as of 31/12

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DRAFT Project Delphes - 23 March 2016 68 Company profiles Source: Company, Datastream (1) Calendarised data as of 31/12 Nova peers (2/2) Sales 2 228 g g Lojas Americanas 56% EBITDA 153 g 5% % margin 6.9% Net income (86) % margin (3.9%) Net debt / (cash) 1 081 ND / EBITDA 7.1x Market cap 813 g 27% marketshare in Brazil Sales 1 380 g g Invesco 35% EBITDA (9) g Morgan Stanley 3% % margin (0.7%) Net income (17) g % margin (1.2%) Net debt / (cash) (57) ND / EBITDA -- Market cap 499 Leading e-commerce company in China of fering fashion, apparel, baby, maternity, home and lifestyle products Also operates a marketplace program w ith c. 5,000 registered sellers COMPANY Operates in the follow ing areas: - e-commerce - consumer f inance platforms - technology & logistics platforms - distribution & customer service - marketplace KEY FIGURES(1) (2015, €m) BUSINESS PROFILE Massachussetts Mutual Life Insurance SHAREHOLDERS BUSINESS PROFILES GEOGRAPHICAL FOOTPRINT Online direct sales 96% Marketplace ~4% Marketplace 8% E-commerce 92%

DRAFT Broker Date CURRENCY WACC g Normative year Credit Suisse 29/01/2016 USD 10.5% 3.0% 2021 Jefferies 29/01/2016 USD 12.0% 4.0% 2026 Cantor Fitzgerald 28/01/2016 USD 10.0% 3.0% 2021 AVERAGE 10.8% 3.3% 2023 UBS 26/01/2016 USD 12.1% Nomura 22/01/2016 USD 10.7% 3.0% Suntrust Robinson Humphrey 22/01/2016 USD 10.0% 4.0% 2024 Jefferies 18/01/2016 USD 13.1% 4.0% 2025 Everbright Securities 03/12/2015 USD 9.1% 2.0% AVERAGE 11.0% 3.3% 2025 Morgan Stanley 29/02/2016 USD 14.0% 4.0% 2026 Nomura 29/02/2016 USD 11.3% 4.0% UBS 26/02/2016 USD 10.7% Macquarie 26/02/2016 USD 11.6% 1.2% 2021 BNP Paribas Group 26/02/2016 USD 12.0% 3.0% AVERAGE 11.9% 3.1% 2024 Crédit Suisse 31/01/2016 BRL 10.5% 8.0% 2026 JP Morgan 28/01/2016 BRL 15.7% 8.0% 2026 Santander 11/06/2015 BRL 4.0% Deutsche Bank 27/05/2015 BRL 14.4% 3.0% Votorantim Corretora 15/04/2015 BRL 12.0% 6.0% AVERAGE 13.2% 5.8% 2026 Morgan Stanley 24/12/2015 USD 15.0% 4.0% HSBC 03/09/2015 USD 21.4% 5.0% Credit Suisse 10/06/2015 USD 12.0% 3.0% Barclays 01/06/2015 USD 17.4% 3.0% AVERAGE 16.5% 3.8% - AVERAGE 12.6% 4.0% 2024 MEDIAN 12.0% 4.0% 2025 WACC Consensus – Nova peers Project Delphes - 23 March 2016 69 Source: Brokers

DRAFT Project Delphes - 23 March 2016 Brokers’ valuation methodology 70 Analysts mainly using DCF to value Nova’s peers COMPANY # OF BROKERS ANALYZED METHODOLOGY 1 % METHODOLOGY 2 % METHODOLOGY 3% 9 Mul tiples (incl . EV/sales, EV/EBITDA, EV/FCF, EV/GMV, EV/GP, P/E) 100% DCF 44% Long-term CSOI(1) margins 11% 10 DCF 70% Multiples (incl. P/Sales, EV/Sales, EV/EBITDA, EV/FCF, P/E) 40% 11 Mul tiples (incl . P/E, PEG, EPADS) 55% DCF 55% 9 DCF 89% Multiples (incl. EV/Sales, EV/EBITDA) 33% DANGDANG 6 DCF 67% Multiples (Incl. P/E, PER) 33% Main methodologies used Source: Brokers Note: Consolidated Segment Operating Income

Company profiles

DRAFT

Cdiscount's peers

COMPANY	KEY FIGURES[1] (2015, €m)		BUSINESS PROFILE	SHAREHOLDERS		BUSINESS PROFILES	GEOGRAPHICAL FOOTPRINT
ao.com (UK)	Sales EBITDA *% margin* Net income *% margin* Net debt / (cash) *ND / EBITDA* Market cap	720 0.2 *0.0%* (11) *(1.6%)* (41) -- 930	▪ Online retailer of domestic appliances and audio visual products ▪ Also operating logisitcs services ▪ 13% marketshare of UK of domestics appliances market	▪ Roberts John Charles ▪ Caunce Stephen James ▪ Baron Capital Group ▪ Odey Asset Mgmnt ▪ Bamco	26% 12% 7% 7% 6%	Logistics 4% Marketplace 15% Online direct sales 81%	
zooplus (Germany)	Sales EBITDA *% margin* Net income *% margin* Net debt / (cash) *ND / EBITDA* Market cap	721 13 *1.8%* 8 *1.1%* (44) -- 790	▪ Europe's leading online pet supplies retailer through two banners: Zooplus and Bitiba ▪ > 8,000 items ▪ ~4m active customers ▪ 3.4% pet supplies marketshare in Europe	▪ RAG-Stiftung ▪ Capital Group Companies ▪ Ruane Cunniff & Goldfarb ▪ Deutsche Bank	14% 13% 10% 7%	Accessories 23% Petfood 77%	
showroom prive.com (France)	Sales EBITDA *% margin* Net income *% margin* Net debt / (cash) *ND / EBITDA* Market cap	443 24 *5.4%* 5 *1.2%* (119) -- 571	▪ Leading online fashion retailer in Europe, both through mobile apps and websites ▪ Flash-sale fashion marketplace ▪ > 1,500 brands ▪ > 25m registered members	▪ Dayan family ▪ Accel Partners ▪ Kilwa Investment ▪ Axa Investment	40% 9% 7% 5%	Other 40% Fashion-related 60%	
Verkkokauppa.com (Finland)	Sales EBITDA *% margin* Net income *% margin* Net debt / (cash) *ND / EBITDA* Market cap	344 12 *3.6%* 9 *2.6%* (26) -- 340	▪ Retailer of computer technology, consumer electronics, toys and navigation products ▪ Operates through offline and online stores ▪ ~ 50,000 different products in 26 main categories	▪ Seppala Samuli ▪ Rite Ventures ▪ Ilmarinen Mutuel Pension Insurance	50% 10% 5%	*na*	

Source: Company, Datastream
(1) Calendarised data as of 31/12

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DRAFT Project Delphes - 23 March 2016 72 Company profiles Source: Company, Datastream (1) Calendarised data as of 31/12 Cdiscount’s peers Sales 235 g g 21% EBITDA (7) % margin (2.8%) g Arepo Bz 21% Net income (11) g E-commerce: % margin (4.6%) - SaldiPrivate (online direct sales) Net debt / (cash) (25) - ePrice (marketplace) ND / EBITDA 3.7x g Media Market cap 167 Sales 559 g g Kinnevik Investment 29% EBITDA (9) g Sw edbank 15% % margin (1.6%) g g Oppenheimer Funds 5% Net income (11) % margin (2.0%) Net debt / (cash) (9) g ND / EBITDA 1.1x Market cap 129 g ~4.2m active customers COMPANY GEOGRAPHICAL FOOTPRINT KEY FIGURES(1) (2015, €m) BUSINESS PROFILE SHAREHOLDERS PRODUCT BREAKDOWN #1 Italian e-commerce player primarily of fering electronics, appliances and apparel through 2 business divisions Ainio Paolo Guglielmo Luigi Wide range of products f rom consumer electronics, appliances, leisure, toys, apparel, beauty, food Leading e-commerce group in the Nordic region through 9 online stores Also operated payment and f inancial services Electronics 46% Appliances 19% Apparel & other 25% Services 10% Electronics 38% Toys & children 10% Clothes & accessories 39% Home appliances 13%

WACC Consensus – CDiscount peers DRAFT Project Delphes - 23 March 2016 73 Broker Date CURRENCY WACC g Normative year Credit Suisse 29/01/2016 USD 10.5% 3.0% 2021 Jefferies 29/01/2016 USD 12.0% 4.0% 2026 Cantor Fitzgerald 28/01/2016 USD 10.0% 3.0% 2021 AVERAGE 10.8% 3.3% 2023 JP Morgan 21/07/2015 GBP 10.0% Panmure Gordon & Co 07/07/2015 GBP 9.5% 2.0% 2025 AVERAGE 9.8% 2.0% 2025 Inderes 15/02/2016 EUR 8.8% 2026 AVERAGE 8.8% - ESN 02/10/2015 EUR 9.3% 2025 Banco Profilo 23/03/2015 EUR 7.6% 2.0% 2019 AVERAGE 8.5% 2.0% 2022 Exane 09/12/2015 EUR 10.9% 3.0% 2020 UBS 07/01/2016 EUR 9.0% 2.5% 2025 Societe Generale 17/02/2016 EUR 8.5% 0.0% 2025 AVERAGE 9.5% 1.8% 2023 SEB Equities 18/01/2016 SEK 8.0% 2036 AVERAGE 8.0% - 2036 Oddo 29/01/2016 EUR 7.7% 2.0% 2024 AVERAGE 7.7% 2.0% 2024 AVERAGE 9.4% 2.4% 2024 MEDIAN 9.3% 2.5% 2025 Source: Brokers

DRAFT Project Delphes - 23 March 2016 Brokers’ valuation methodology 74 Analysts mainly using DCF and multiples (EV/sales, EV/EBIT) to value Cdiscount’s peers COMPANY # OF BROKERS ANALYZED METHODOLOGY 1 % METHODOLOGY 2 % METHODOLOGY 3 % METHODOLOGY 4% 4 DCF 50% EV/sales 25% PER 25% 3 DCF 33% EV/sales 33% P/E 33% 1 EV/EBIT 100% PER 100% 1 DCF 100% EVA 100% Mul tiples 100% 4 DCF 75% Mul tiples (incl . EV/sales, EV/EBITDA, EV/EBIT, P/E) 75% Sales model 25% Cohort analysis 25% 3 DCF 67% Mul tiples (incl . EV/sales, EV/EBIT) 67% Main methodologies used Source: Brokers

DRAFT Project Delphes - 23 March 2016 75 This presentation has been prepared by BNP PARIBAS for informational purposes only. Although the information contained in this presentation has been obtained from sources which BNP PARIBAS believes to be reliable, it has not been independently verified and no representation or warranty, express or implied, is made and no responsibility is or will be accepted by BNP PARIBAS as to or in relation to the accuracy, reliability or completeness of any such information. Opinions expressed herein reflect the judgement of BNP PARIBAS as of the date of this presentation and may be subject to change without notice if BNP PARIBAS becomes aware of any information, whether specific or general, which may have a material impact on any such opinions. BNP PARIBAS will not be responsible for any consequences resulting from the use of this presentation as well as the reliance upon any opinion or statement contained herein or for any omission. This presentation is confidential and may not be reproduced (in whole or in part) nor summarised or distributed without the prior written permission of BNP PARIBAS. © BNP PARIBAS. All rights reserved.